                                                              HECO Exhibit 10.13



           [LOGO]  Inter-Island Fuel Transportation Contract  [LOGO]

================================================================================




                         CONTRACT OF PRIVATE CARRIAGE



                                 BY AND BETWEEN



                        HAWAIIAN INTERISLAND TOWING, INC.



                                       AND


                         HAWAII ELECTRIC LIGHT CO., INC.




                            FINAL (December 4, 2000)

                                TABLE OF CONTENTS

1.     TERM..................................................................................................     2

       1.1      Initial Term.................................................................................     2
       1.2      Option to Extend Term........................................................................     2
       1.3      Final Voyage.................................................................................     2

2.     VESSELS...............................................................................................     2

       2.1      Warranty.....................................................................................     2
       2.2      Barge........................................................................................     3
       2.3      Tug..........................................................................................     3
       2.4      Vessel Clarification.........................................................................     3
       2.5      Substitution.................................................................................     3
       2.6      Seaworthiness................................................................................     5
       2.7      Tank Calibration and Gauging.................................................................     6
       2.8      Cargo Transfer Equipment.....................................................................     6

3.     VESSEL PERSONNEL......................................................................................     6

       3.1      Complement...................................................................................     6
       3.2      Tankermen....................................................................................     7
       3.3      Employee Responsibility and Training.........................................................     7
       3.4      Master's Duties..............................................................................     8
       3.5      Safety Management............................................................................     8
       3.6      Mooring Master...............................................................................     9
       3.7      Drugs and Alcohol............................................................................     9
       3.8      Equal Opportunity............................................................................     9
       3.9      Documented Procedures........................................................................    10
       3.10     Safety Program...............................................................................    10

4.     CARRIAGE, LOADING AND DISCHARGE OF CARGO..............................................................    11

       4.1      Alternate Ports..............................................................................    11
       4.2      Safe Berth...................................................................................    11
       4.3      Marine Facilities............................................................................    11
       4.4      Barge Makeup.................................................................................    12
       4.5      Pumping In and Out...........................................................................    12
       4.6      Cargo Hose Markings..........................................................................    13
       4.7      Cargo Handling...............................................................................    13
       4.8      Cargo and Bunker Sample and Survey...........................................................    13
       4.9      Cleaning.....................................................................................    14
       4.10     Equipment Failure............................................................................    14
       4.11     Cargo Retainage..............................................................................    14
       4.12     Voyage Course and Speed......................................................................    15
       4.13     Other Trades.................................................................................    15
       4.14     Joint Voyages................................................................................    15

5.     RATES, CHARGES, ETC...................................................................................    16

       5.1      Freight Rates................................................................................    16
       5.2      Shipments Made in Conjuction with Third Parties..............................................    17
       5.3      Annual Escalation............................................................................    17
       5.4      Cargo Volume.................................................................................    18
       5.5      Laytime Duration.............................................................................    18
       5.6      Laytime Loading..............................................................................    19
       5.7      Laytime Discharge............................................................................    19
       5.8      Demurrage....................................................................................    19
       5.9      Tankermen Charges............................................................................    20
       5.10     Heating of Fuel Oil Aboard the Tow...........................................................    20
       5.11     Diesel Fuel Price Adjustment.................................................................    21
       5.12     Additional Berths/Ports......................................................................    22
       5.13     Port, Dues, Taxes and Other Charges..........................................................    22
       5.14     Freight Earned...............................................................................    23
       5.15     Billing, Payment and Disputes................................................................    23
       5.16     Waiver Of Claims.............................................................................    23

6.     SCHEDULING............................................................................................    24

       6.1      Scheduling...................................................................................    24
       6.2      Priority Resolution..........................................................................    24
       6.3      Notice of Cancellation or Delay..............................................................    24

7.     MAINTENANCE SERVICES AND OTHER REQUIREMENTS...........................................................    25

       7.1      Maintenance of the Tug and Barge.............................................................    25
       7.2      Other Required Services......................................................................    25

8.     INSURANCE.............................................................................................    26

       8.1      Carrier's Insurances.........................................................................    26
       8.2      Shipper's Insurances.........................................................................    26
       8.3      Conditions Applicable to Insurances..........................................................    27
       8.4      Failure to Procure Insurance.................................................................    28

9.     LIABILITY AND INDEMNITY...............................................................................    28

       9.1      Carrier......................................................................................    28
       9.2      Shipper......................................................................................    31
       9.3      General Conditions...........................................................................    32
       9.4      Indemnification..............................................................................    32

10.    LIBERTIES.............................................................................................    32

11.    FORCE MAJEURE.........................................................................................    33

       11.1     Force Majeure Events.........................................................................    33
       11.2     Carrier's Obligation.........................................................................    33
       11.3     Shipper's Obligation.........................................................................    33
       11.4     Notice of Force Majeure......................................................................    34

12.    LIMITATION OF LIABILITY...............................................................................    34

       12.1     Limitation of Liability......................................................................    34
       12.2     Not A Demise.................................................................................    34

13.    GENERAL AVERAGE.......................................................................................    34

14.    POLLUTION.............................................................................................    35

       14.1     Compliance...................................................................................    35
       14.2     Oil Spill Response Plan......................................................................    36
       14.3     Pollution Mitigation.........................................................................    37

15.    CHANGE OF OWNERSHIP OF CARRIER........................................................................    37

16.    TERMINATION...........................................................................................    37

       16.1     Termination of Automatic Renewal.............................................................    37
       16.2     Termination Based Upon Breach or Default.....................................................    38
       16.3     Termination In Specific Instances............................................................    38
       16.4     Termination for Substandard Performance......................................................    39
       16.5     Prolonged Force Majeure......................................................................    40
       16.6     Total Loss of Barge..........................................................................    40
       16.7     Change of Ownership/Control..................................................................    40
       16.8     Automatic Termination........................................................................    40
       16.9     Termination By Assent........................................................................    40
       16.10    Other Conditions.............................................................................    41

17.    DEFINITIONS...........................................................................................    41

18.    DISPUTE RESOLUTION....................................................................................    42

       18.1     General......................................................................................    42
       18.2     Technical Disputes...........................................................................    42
       18.3     All Other Disputes...........................................................................    43

19.    GENERAL PROVISIONS....................................................................................    44

       19.1     Audit........................................................................................    44
       19.2     Shipper's Representatives....................................................................    45
       19.3     Liens Upon the Cargo.........................................................................    45
       19.4     Business Policy..............................................................................    45
       19.5     Notices......................................................................................    45
       19.6     Captions.....................................................................................    45
       19.7     Assignment...................................................................................    46
       19.8     Extension of Benefits........................................................................    46
       19.9     Entire Contract..............................................................................    46
       19.10    Severability.................................................................................    46
       19.11    Regulatory Approval..........................................................................    46

                                    EXHIBITS

       A        Barge Requirements
       A-1      Barge Specifications
       A-2      Interim Barge Specifications
       B        Tug Requirements
       B-1      Tug Specifications
       C        Minimum Requirements for Vessels Calling at SPM
       D        Manning Requirements
       E        No. 2 Diesel Oil Characteristics
       F        No. 6 Fuel Oil Characteristics
       G        Ports of Call

Contract of Private Carriage
Page 1 of 77


                         CONTRACT OF PRIVATE CARRIAGE



     This Contract is made on this 4/th/ day of December, 2000, by and between HAWAIIAN INTERISLAND TOWING, INC. (hereinafter called "Carrier"), a Hawaii corporation whose principal place of business and address is Pier 21, Main Office, Honolulu, Hawaii 96817, and HAWAII ELECTRIC LIGHT CO., INC., (hereinafter called "Shipper" or "HELCO"), a Hawaii corporation whose principal place of business and address is P.O. Box 1027, Hilo, Hawaii 96721-1027.


                        W  I  T  N  E  S  S  E  T  H  :


          WHEREAS, Shipper is in the business of generation, distribution, purchase and sale of electrical power on the Island of Hawaii; and

          WHEREAS, Shipper utilizes large quantities of diesel and residual fuel oils in its generation process; and

          WHEREAS, Shipper is in need of acquiring reliable and economical transportation of such diesel and residual fuel oils between Oahu and the Island of Hawaii; and

          WHEREAS, Shipper's needs can best be met by the use of specialized Vessels dedicated primarily to serving Shipper's needs; and

          WHEREAS, Carrier is in the business of transporting liquid petroleum products in bulk among and between the Hawaiian Islands; and

          WHEREAS, Carrier has specialized Vessels that can effectively meet Shipper's needs; and

          WHEREAS, Carrier is entering into a similar agreement with Maui Electric Co., Ltd. (MECO);


     NOW THEREFORE, in consideration of these premises and of the mutual promises herein contained, Carrier agrees to provide the Vessels identified herein for the purpose of transporting Shipper's Cargo of diesel and fuel oils between the Island of Oahu and the Island of Hawaii subject to the following terms and conditions:

Contract of Private Carriage
Page 2 of 77

1.   TERM

1.1  Initial Term.

     The initial term of this Contract shall be for a period of five (5) years, commencing on January 1, 2002. Carrier shall have the Vessels necessary for service under this Contract ready and tendered for delivery to Shipper on the 1st day of January, 2002. Carrier warrants that as of the date of commencement of this Contract, the Tug and Barge shall fully comply with the descriptions, particulars and capabilities set forth in this Contract, including, without limitation, Section 2., below, and Exhibits A, B and C, attached hereto and incorporated herein.

1.2  Option to Extend Term.

     The term of this Contract shall automatically renew after the expiration of the initial term set forth in Subsection 1.1., above, for up to three (3) additional five (5) year periods beginning January 1, 2007, unless Carrier or Shipper gives written notice of termination to the other party as set forth in Subsection 16.1., below.

1.3  Final Voyage.

     Should the Vessel be on a voyage laden with Shipper's Cargo upon the expiry of the term of this Contract, Carrier's obligation to provide the service contracted for herein shall continue at the same rate and conditions for such extended time as may be necessary for the completion of the delivery of Shipper's Cargo.

2.   VESSELS

2.1  Warranty.

     Carrier expressly warrants that during the full term of this Contract, Carrier's Vessels, being the Tug and Barge identified in this Section, shall conform to the minimal specifications, outfitting and operational requirements set forth herein, with Carrier to remain responsible for the seaworthiness and safety of the Vessels, equipment and operations consistent with the best marine practices available. Carrier shall tender the Barge, being the new build, double hulled and OPA-90 qualified Barge required by this Contract, to Shipper fully fit for service hereunder on or before December 1, 2002. However, from the commencement of the initial term of this Contract until December 1, 2002, Carrier shall be entitled to utilize the Barge identified on Exhibit A-2, attached hereto and incorporated herein, to provide the services required by this Contract (referred to herein as the Interim Barge); to the extent the Interim Barge as identified on Exhibit A-2, hereto, does not conform to the requirements of Exhibit A, hereto, it shall be treated as an approved exception to the requirements of Exhibit A.

Contract of Private Carriage
Page 3 of 77


     Should Carrier fail to tender the Barge fully fit for service herein on or before December 1, 2002, Carrier shall pay to Shipper the sum of $5,000 per day until the Barge is so tendered for delivery, with Shipper concurrently entitled to any other rights and remedies which may be available to it at law, in equity or pursuant to this Contract. Carrier agrees to use its reasonable best efforts to tender the Barge for delivery prior to December 1, 2002.

2.2  Barge.

     The Barge shall be as identified on Exhibit A-1, attached hereto and incorporated herein (the attached Exhibit A-1 includes a description of the Barge to the degree currently possible; a final version of Exhibit A-1 shall be attached upon completion of construction of the Barge), and shall be outfitted in accordance with Exhibits A and C, attached hereto and incorporated herein. Such description, particulars and capabilities of the Barge shall be maintained by Carrier throughout the term of this Contract.

2.3  Tug.

     The Tug shall be as identified on Exhibit B-1, attached hereto and incorporated herein, and shall be outfitted in accordance with Exhibits B and C, attached hereto and incorporated herein. Such description, particulars and capabilities of the Tug shall be maintained by Carrier throughout the term of this Contract.

2.4  Vessel Clarification.

     For purposes of clarification, it is understood that the Tug and Barge, including the Interim Barge and any substitute Tug or Barge provided in accordance with Subsection 2.5., below, shall be individually referred to as Tug, Barge or Vessel and collectively referred to as Vessels for purposes of this Contract.

2.5  Substitution.

     It is the intent of this Contract that Carrier shall provide Shipper with complete assurance that the Vessels shall be available to Shipper during the full term of this Contract. In this regard, Carrier warrants that during any period in which a Vessel is not available for service hereunder, regardless of the duration of such suspension of service or whether or not the suspension of service was scheduled or anticipated except as provided in Subsection 7.1., below, that a suitable substitute Vessel of generally similar capability and capacity, acceptable to Shipper and meeting the requirements set forth in this Section, shall be employed by Carrier for service hereunder at no additional cost to Shipper. All the provisions of this Contract shall apply to such suitable substitute Vessel.

Contract of Private Carriage
Page 4 of 77


     Carrier expressly warrants that during the full term of this Contract, the substitute Vessel(s) shall conform to the minimal specifications, outfitting and operational requirements set forth herein, with Carrier to remain responsible for the seaworthiness and safety of the substitute Vessels, equipment and operations consistent with the best marine practices available. Carrier shall be entitled to utilize as a substitute Vessel a tug and/or barge having technical specifications of no lesser functional capability of the Tug and Interim Barge to provide the contingent substitute services required by this Contract. At the commencement of the term of the Contract and on each January 1 thereafter, Carrier must identify and provide a description in writing to Shipper summarizing the general specifications, dimensions and service capabilities of the substitute Tug or substitute Tugs, if the specific vessel utilized is one among a number of appropriately capable vessels, and identify and provide a description in writing to Shipper summarizing the general specifications, dimensions, layout and service capabilities the substitute Barge or substitute Barges, if the specific vessel to be utilized is one among a number of appropriately capable vessels. Carrier must identify in writing whether the substitute Vessels are under its control through ownership or charter. Carrier must also identify the expected trading area of each of the substitute Vessels. The general adequacy of the substitute Vessels shall be assessed by Shipper, who shall have the right to approve substitution of specific vessels as circumstances requiring substitution arise, including approval of vessels which may not meet all of the requirements of the Tug and Barge set forth in this Contract. In such case, however, Shipper shall also have the right to specify in such approvals the maximum period of time such substitute Vessel shall be allowed to operate under the Contract. Carrier shall be entitled to subsequently identify alternate vessels in place of, or in addition to, the previously identified substitute Vessels, but such alternate or additional substitute Vessel(s) shall be subject to the written approval of Shipper, and Shipper's right to impose time limitations, as circumstances requiring substitution arise.

     Carrier warrants that any substitute Tug or Barge shall be fully capable and ready to promptly perform and shall be in all other respects able to perform in accordance with the requirements set forth in this Contract, including, but not limited to, having valid coverage under Carrier's oil spill liability and other insurance policies and the ability to lawfully operate under a USCG Certificate of Financial Responsibility and USCG-approved oil spill response plan (hereinafter the "Plan") consistent with the Cargo, ports and facilities required herein. It is further understood and agreed that any substitute Tug or Barge must be regularly maintained and stationed at a port or place such that it will be available for service hereunder within fifteen (15) days following the date on which the Tug and/or Barge is not available for service hereunder.

Contract of Private Carriage
Page 5 of 77


2.6  Seaworthiness.

     With respect to any Vessel provided by Carrier pursuant to this Contract, Carrier shall be bound to exercise due diligence at all times during the entirety of the Contract term to:

          A. make the Vessel seaworthy, tight, staunch, strong, fit and in a thoroughly efficient state, order and condition;

          B. properly man the Vessel in accordance with Section 3., below, and Exhibit D, attached hereto and incorporated herein;

          C. make the tanks and all other parts of the Barge in which Cargo is carried or to be carried fit and safe for the receipt, loading, stowage, carriage, preservation and discharge of the Cargo;

          D. equip the Barge in accordance with the provisions of Exhibits A and C, attached hereto and incorporated herein;

          E. equip the Tug in accordance with the provisions of Exhibits B and C, attached hereto and incorporated herein;

          F. warrant that the Vessel is fully rigged with appropriate towing gear, fenders, hoses, reducers and all other necessary and/or appropriate equipment for the safe, efficient and proper loading of Cargo at Honolulu Harbor, Barbers Point Harbor or Tesoro Single Point Mooring and Sea Berth off-shore Barbers Point (hereinafter "Tesoro SPM") in accordance with Exhibit C, attached hereto and incorporated herein, and for the discharging of Cargo at ports or places in the Hawaiian Islands;

          G. ensure that the Plan is approved and filed with all appropriate governmental authorities as required and is in accordance with the Vessel's configuration and equipment, nature and amount of Cargo carried or to be carried on board the Vessel; that the Plan provides for adequate response capability at the ports, places and marine facilities called and for seas and places of transit; that a copy of the Plan is carried on board the Vessel; and that the Vessel's Master, mates, officers, crew and tankermen are familiar and experienced with the Plan's implementation, and

          H. warrant that all required United States Coast Guard (USCG) certifications for the Vessel are in full force and effect.

Contract of Private Carriage
Page 6 of 77


2.7  Tank Calibration and Gauging.

     All cargo tanks of the Barge shall have been calibrated and ullage tables prepared in accordance with applicable API/ASTM standards by a reputable independent inspector. The Barge shall have clearly legible and accurate draft markings both fore and aft. The ullage tables shall provide trim corrections. Wedge volume tables shall also be provided. The reference point for gauging the striking height at the gauging point, and the compartment number shall be clearly indicated on the gauging hatch of each cargo tank. Copies of the above mentioned ullage tables shall be provided to Shipper prior to commencement of service hereunder, and a legible copy shall be available on the Barge during loading and discharge.

2.8  Cargo Transfer Equipment.

     Carrier will supply all necessary hoses, fittings, reducers and couplings (American and Metric) required for the USCG approved transfer of the Cargo to any and all loading and discharge headers and will ensure that such hoses, fittings and couplings will be available on a timely basis so as to meet Shipper's delivery schedule. All manifold valves and fittings, outboard of the last fixed support to the Barge's deck, that are used in the transfer of Cargo and ballast, shall be made of steel, malleable iron or other suitable material. Cast iron valves or fittings are not acceptable.

     Carrier shall provide a sufficient number of cargo hoses of sufficient length and diameter, of a type appropriate for the nature of Shipper's Cargo, and suitable for the Cargo's efficient loading and discharging. Any and all cargo hoses used by the Vessel in performance of this Contract shall be appropriately inspected, hydro tested and marked no earlier than twelve (12) months preceding their use hereunder. Further, Carrier warrants that any and all cargo hoses used in service hereunder shall be inspected and hydro tested at intervals not to exceed twelve (12) months.
     A complete set of spare hoses, tested and ready for use, shall be carried aboard the Barge at all times.

3.   VESSEL PERSONNEL

3.1  Complement.

     Carrier warrants that, during the term of this Contract: the Vessel shall have a full and efficient complement of Master, officers, mates and crew, with adequate training and experience in operating all of the Vessels' equipment; the Master, officers, mates and crew shall possess valid and current certificates/documents issued and approved by the USCG; and, Carrier's personnel shall be trained, experienced, certificated and proficient in accordance with Exhibit D, attached hereto and incorporated herein.

Contract of Private Carriage
Page 7 of 77


     Carrier shall provide Shipper with professional histories showing the tank barge towing experience of the Master and officers serving on board the Vessel at the commencement of performance under this Contract. Similar histories shall be furnished for any new Master or officer assigned to the Vessel at the commencement of their responsibilities.

     The Master of the Tug, including any relief or substitute Master, shall have a minimum of five (5) years of experience in the towing of tank barges in the capacity of Master, and each Mate of the Tug, including any relief or substitute Mate, shall have a minimum of three (3) years of experience in the towing of tank barges in the capacity of a Master or Mate. In addition, the Master shall have a minimum of five (5) previous arrivals and five (5) previous departures for any port at which the Tug and Barge call. These arrivals and departures must have been made while serving in the capacity of Mate, Master or observer on vessels of equivalent size and characteristics as the Vessels required hereunder.

3.2  Tankermen.

     Carrier will furnish the necessary personnel for loading and discharging the Barge, including but not limited to providing or arranging for a minimum of two (2) trained, licensed and certificated tankermen to attend the Vessel at all times when the Vessel is arriving and departing the places of Cargo loading or discharging, during Cargo operations and at all times when the Vessel is at berth in a laden condition.

     Carrier is to assign sufficient tankermen to maintain two (2) alert and rested tankermen on board during all Cargo transfer operations. The tankermen shall manipulate all Barge valves and shall handle all connections at the places of Cargo loading and discharging, as well as the necessary pumping facilities to affect the discharge of Cargo. In addition, Carrier shall furnish all mooring lines for the Barge, and all personnel required to handle mooring and tow lines.

3.3  Employee Responsibility and Training.

     Carrier warrants that the Vessel's Master, officers and tankermen have formal job descriptions which include all duties and responsibilities applicable to Carrier's performance of services as required by this Contract. Carrier also warrants that such responsibilities and duties of the Master, officers and tankermen in such areas as seaworthiness of Vessel, safe navigation, weather and sea conditions, tow wires, preventing leakage, towing and deck machinery, condition of tanks, training and readiness, compliance with laws and regulations, including manning laws and regulations, and display of documents are set forth in written procedure documents which have been reviewed by such personnel and which are maintained on the Vessels.

Contract of Private Carriage
Page 8 of 77



     Carrier further warrants that all personnel have received as of the date of the commencement of performance under this Contract, and will continue to receive throughout the term of this Contract, formal instruction and informal training in conformity with the requirements of Shipper and Shipper's Cargo suppliers' terminal facilities in such areas as: general safety practices and procedures; fire fighting, oil spill control and other emergency procedures; health hazards including hazardous materials handling; and, tank barge operations for tankermen.

3.4  Master's Duties.

     The Master of the Tug shall determine whether operations requested by Shipper can safely be undertaken and whether the Vessels are capable of undertaking or being employed to carry out the directions and orders of Shipper, provided that the Master shall not unreasonably refuse any request to undertake operations or carry out any order or direction specified by Shipper. The Master, although appointed by and in the employ of Carrier and subject to Carrier's direction and control, shall prosecute voyages with the utmost dispatch, shall render all reasonable assistance with the Tug's officers, crew and equipment, and shall carry out the requests of Shipper in connection with Shipper's agencies and arrangements, including but not limited to Shipper's Cargo suppliers and receivers, the terminal and marine facility personnel of Shipper's Cargo suppliers and receivers, and the Cargo inspectors. It is agreed that nothing in this Contract, however, shall be construed as vesting Shipper or its agents with any control over the physical operation or navigation of the Vessel.

     If Shipper shall have reason to be dissatisfied with the conduct of the Master, mates, officers, crew and/or tankermen, Carrier shall, on receiving particulars of Shipper's complaint, investigate and, if necessary, make a change in the appointments or practices.

3.5  Safety Management.

     Carrier shall obtain prior to the inception of this Contract, and shall maintain during the full term of this Contract including any extension period, full certification under the then current American Waterways Operators Responsible Carrier Program as well as ISO 9000 (or standards which supersede them). Carrier shall also obtain prior to the inception of this Contract, and shall maintain during the full term of this Contract including any extension period, full certification under ISO 14000 (or standards which supersede them).

Contract of Private Carriage
Page 9 of 77


3.6  Mooring Master.

     Carrier will use and employ the nominated mooring master (hereinafter "Mooring Master") to advise in mooring, connecting of hoses, discharging, loading, unmooring and departing from the Tesoro SPM as and if required by the Tesoro SPM terminal operator. However, at all times, the Master of the Tug shall remain responsible for the safety of the Vessels and their personnel during such operations.

     The Mooring Master is supplied on the condition that in the performance of any service rendered with respect to the Vessels, he/she is the servant of the Vessels and Carrier, and not the servant of Shipper nor any of its associated or affiliated companies, nor any of Shipper's Cargo suppliers or receivers, nor any of the employees, representatives, servants and agents of any of the foregoing. The Vessels and Carrier shall indemnify and hold harmless Shipper, its associated and affiliated companies, and Shipper's Cargo suppliers and receivers, and any of the employees, representatives, servants and agents of any of the foregoing, of and from any losses, damages, delays, claims and liabilities arising out of the Mooring Master's rendering of services to the Vessels, including legal fees and costs. Presence of the Mooring Master on board in no way relieves the Master of the Tug or Carrier of any responsibilities under this Contract.

3.7  Drugs and Alcohol.

     Carrier warrants that it has a policy on Drug and Alcohol Abuse (the "Policy") applicable to the Vessels which meets or exceeds the standards of the USCG and which provides that appropriate personnel, including seafarers and tankermen, be tested; the drug/alcohol testing and screening shall include reasonable cause testing, random testing, pre-employment testing and testing during routine medical examinations. Carrier warrants that the Policy will remain in effect during the full term of this Contract, and that Carrier shall exercise due diligence to ensure that the Policy is fully complied with.

3.8  Equal Opportunity.

     During the term of this Contract, Carrier warrants that it shall comply with the requirements of the Federal Government and the State of Hawaii with respect to maintenance of non-segregated facilities, equal employment opportunity, affirmative action for veterans, disabled veterans, minorities and handicapped workers.
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Contract of Private Carriage
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3.9  Documented Procedures.

     Carrier warrants that it has formal written procedures governing crew activity such as work vests, hard hats, breathing apparatus, safe access, smoking, lighting and lifesaving equipment. Carrier also warrants that it has formalized tankermen procedures in place which cover operational subjects such as, but not limited to, the following: emergency procedures; vessel inspection checklist covering towing gear, lights, machinery, cargo tanks, mooring gear, cargo gear, engine room and deck fittings; vessel mooring; cargo integrity; cargo transfer equipment connections; pre-transfer conference; cargo inspection and gauging procedures; trim and stress; static hazard procedures; specific cargo transfer procedures; cargo heating procedures, topping off procedures; tank stripping operations; transfer shutdown procedures; startup transfer procedures; operating logs; pollution control; cargo tank ventilation and tank entry hazards; and damaged barge management. Carrier further warrants that it has an audit or review program in place which includes provision for penalties or other disciplinary actions to assure compliance with prescribed safety practices and operating procedures.

     Copies of these documents and the results of audits conducted by Carrier shall be provided to Shipper at or prior to the inception of the initial term of this Contract, and promptly upon any revision or change to written procedures or as audit results are received by Carrier.

3.10 Safety Program.

     Carrier is to maintain a formal written safety program concerning all procedures, including, but not limited to, navigation, operations, cargo handling, tank cleaning, voyage repairs and documented monthly safety meetings.

     Carrier is also to maintain formal written procedures to track and communicate to Shipper all events involving serious damage to the Vessels or marine facilities, injuries, oil spills and other casualties, including "near miss" incidents, involving Carrier or its affiliates, whether or not the event is related directly to services under this Contract. This program is intended to inform personnel and Shipper as to the causes, findings and recommendations arising from an investigation of such incidents with the objectives for Carrier of reducing the likelihood of a recurrence and improving the effectiveness and state of readiness of casualty response activity.
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Contract of Private Carriage
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4.   CARRIAGE, LOADING AND DISCHARGE OF CARGO

4.1  Alternate Ports.

     The Cargo shall be loaded, transported and discharged by Carrier at and between the ports identified on Exhibit G, attached hereto and incorporated herein, as well as any substitute or other ports or berths within the State of Hawaii as may be identified by Shipper.

4.2  Safe Berth.

     Carrier shall have the responsibility for determining the safety of each port and berth applicable to the services covered by this Contract, including entry into, laying afloat at, and egress from each such port and berth by the Vessels at all seasons, times and stages of tide. The ports and berths identified herein are agreed by Carrier to be safe for such purposes. In the event substitute or other ports or berths are nominated by Shipper, Carrier shall promptly inspect such ports and berths to determine whether the Vessels can safely enter, lay at and depart from such ports and berths at all seasons, times and stages of tide, and shall immediately notify Shipper in writing if the Vessels or either of them cannot do so, identifying the deficiencies with particularity. Should any port or berth become, in the reasonable opinion of Carrier, unsafe following commencement of this Contract, Carrier shall immediately notify Shipper in writing with full particulars of the hazards and/or dangers and shall await Shipper's instructions. Carrier shall be responsible for the safe navigation operation and berthing of the Tug and Barge at all times.

4.3  Marine Facilities.

     The Vessels shall operate in compliance with any and all regulations, including operating, pollution abatement and safety regulations of the operator or governing regulatory bodies of any marine terminal facility, wharf, berth or dock for which the Vessels are nominated by Shipper to load or discharge Cargo hereunder, including when the Vessels are approaching, alongside or departing said facility, wharf, berth or dock. Should the Vessel fail to comply with such rules and regulations or should the terminal representative determine that an unsafe condition exists with respect to the Vessels or either of them, the terminal representative shall have the right to order the Vessels to immediately cease loading or unloading operations and leave the place of mooring. Any and all time lost as a result of such Vessel non-compliance shall not count as used laytime or as demurrage if the Vessels are on demurrage, and all costs and expenses that arise as a result of such non-compliance shall be for the sole account of Carrier.
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Contract of Private Carriage
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4.4  Barge Makeup.

     Carrier shall be responsible for making up the Tug and Barge and for determining the method and position in which the Barge shall be towed.

4.5  Pumping In and Out.

     All Cargo shall be loaded into the Barge by shore pumps as designated by Shipper and at the expense and risk of Shipper up to the shore riser or connection point on the SPM hose, as applicable, at which point Carrier's period of responsibility with respect to the Cargo shall commence. Carrier shall have the responsibility for making the connection between the Barge hose and the shore riser or connection point on the SPM hose, as applicable. Carrier's period of responsibility with respect to the Cargo shall continue during loading, stowage and transportation and until the Cargo has passed the shore riser at the discharge end, subject to Subsection 9.1.D.3., below.

     All Cargo shall be discharged by the Barge pumps and at the expense and risk of Carrier up to the connection of the Barge hose to the shore riser at the discharge end, which connection between the Barge hose and the shore riser at the discharge end shall be Carrier's responsibility. Carrier shall provide all necessary and sufficient pumps, power, hoses, reducers and hands required on board for safely mooring and unmooring, connecting and disconnecting of hoses and loading and discharging Cargo. The Barge shall load and/or discharge up to three grades of Cargo simultaneously.

     Carrier shall provide and deploy oil booms and any other pollution abatement equipment required by regulation or policy of the terminal. The Barge shall load at the rates requested by Shipper, its agents and/or the terminal facility personnel, having due regard for the safety of the Barge and the environment. Carrier warrants that Barge shall at all times be able to discharge Cargo at the rate indicated in Exhibit A hereto or maintain a minimum pressure at the Barge's manifold of 100 psi in accordance with Exhibit A hereto or the maximum pressure permitted by the terminal, whichever is lower.

     All time lost as a result of Barge being unable to discharge Cargo in accordance with the pumping warranty set forth above shall not count as used laytime or, if Vessels are on demurrage, as time on demurrage. If the terminal or place of discharging does not allow or permit the Barge to meet the above warranty or requires discharging grades consecutively, the Master shall forthwith issue a Letter of Protest (which should, if practical, be acknowledged in writing) to such terminal or place. If the Master fails to issue the Letter of Protest, Carrier shall be deemed to waive any rights to contest that time was lost as a result of the Barge's failure to comply with the above pumping warranty. Any pumping time lost solely due to restrictions imposed by the terminal or place of discharge shall count as used laytime or, if the Barge is on demurrage, as time on demurrage.
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Contract of Private Carriage
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4.6  Cargo Hose Markings.

     Before making hose connections for loading or discharging, or before changing the Cargo type to be transferred through the same hose, or when two or more hoses are used simultaneously, both ends of each hose shall be marked with Shipper's Cargo type and checked by Carrier's and Shipper's representative before any Cargo is moved. This is intended to avoid contamination or mixtures of Cargo.

4.7  Cargo Handling.

     Carrier shall properly and carefully load, handle, stow, carry and discharge Shipper's Cargo. The types of Cargo carried under this Contract shall be petroleum products, including, but not limited to, aviation grade kerosene (to be used for non-aviation purposes only), non-aviation gas turbine fuels, naphtha, diesel fuel oils and residual fuel oils, with a maximum of three (3) grades within the Barge's natural segregation. It is the intention of Shipper that the Cargo transported under this Contract will include but not be limited to Grade A petroleum products, Diesel Fuel Oil and No. 6 Industrial Fuel Oil which are approximately described in Exhibits E and F, attached hereto and incorporated herein, respectively.

     No Cargo, thing or substance which, due to its composition, size, shape, weight or any combination thereof, constitutes an unreasonable hazard to the Barge, its equipment and/or the safe operation thereof, shall be shipped, nor shall any voyage be undertaken nor any goods or Cargo loaded that would involve any risk of seizure, capture or penalty by any government or governmental authority, nor shall any contraband of war be shipped.

4.8  Cargo and Bunker Sample and Survey.

     Carrier shall allow an independent inspector appointed with the approval of Shipper to survey and take samples of the Cargo and bunker tanks, cofferdams, ballast and slop tanks, or any other void space on the Barge prior to, during and after the time of the loading and discharge of Shipper's Cargo.
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Contract of Private Carriage
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4.9   Cleaning.

      Upon commencement of service under this Contract, the Barge tanks shall be completely clean and free of all retains and residues. Subsequent to initial tender of the Barge, where the Barge has transported third-party cargo or been other than in dedicated service to Shipper or MECO, Shipper shall have the right to sample the residue of prior cargo in the Barge before loading Cargo to determine the suitability of the Barge. In each instance in which Carrier has transported third-party cargo, and before loading Shipper's Cargo pursuant to this Contract, Carrier shall be deemed to have warranted that the tanks, lines and pumps are free of any residue and retainage not compatible with Shipper's Cargo to be loaded or which may cause contamination to or loss or damage of Shipper's Cargo. Shipper may inspect the Barge to ensure compliance with the foregoing; the time required for such sampling shall not count as used laytime or demurrage if the Barge is on demurrage. If, as a result of such inspection, the Barge is found to be unsuitable, Shipper may order cleaning, or, if in Shipper's judgment cleaning will not make the Barge suitable, Shipper may reject the Barge at no cost to Shipper. The costs of such cleaning, including the disposal of residues, shall be for Carrier's account, and the time required for such initial cleaning shall not count as used laytime or demurrage if the Vessels are on demurrage. The cost of cleaning, including the disposal of residues, subsequent to initial presentation of the Barge, and provided the Barge remains in dedicated service to Shipper, shall be for the account of Shipper, and the time required for such additional cleaning shall count as used laytime or demurrage if the Vessels are on demurrage, provided such cleaning has been requested by Shipper or is required because Shipper has loaded subsequent incompatible and/or contaminated Cargo. In all other instances, the costs of cleaning tanks, including the disposal of residues, s hall be for Carrier's account.

4.10  Equipment Failure.

      Should Cargo remain on board after a voyage through equipment failure on the Barge, or through other cause for which Shipper is not responsible, Carrier shall be responsible to deliver the Cargo as directed by the Shipper as promptly as possible, and Shipper shall not be liable for any further or additional freight or demurrage charges.

4.11  Cargo Retainage.

      Upon commencement of performance under this Contract, Carrier shall work with Shipper and an independent inspector to initiate and update with each voyage a written cargo retain log. Such log shall remain onboard the Barge and shall be available for inspection and photocopying upon request of Shipper. Within a reasonable period of time after execution of this Contract, Carrier, Shipper, and independent inspector will meet to determine a reasonable volume of Cargo retainage to be carried on each voyage. Thereafter, on each voyage, Carrier will maintain the agreed upon level of retainage per voyage.
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Contract of Private Carriage
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      In the event Shipper requests that Cargo be retained aboard the Barge in excess of the agreed normal voyage retainage, such additional retainage shall be returned to Oahu aboard the Barge, and shall thereafter remain aboard the Barge until the next voyage, without further accrual of freight charges or demurrage, though freight on such additional retainage shall be paid on the voyage on which it was loaded.

4.12  Voyage Course and Speed.

      Carrier does not guarantee any particular speed during any voyage and does not warrant delivery of the Cargo at any particular date or time or to meet any particular market or time for any particular use. However, due to the critical nature of the Cargo, Carrier warrants that it shall prosecute voyages with reasonable dispatch, shall proceed safely to designated ports of loading and discharge and shall, in any event, take whatever steps may be necessary, consistent with prudent seamanship, to make prompt and scheduled delivery of the Cargo. Carrier shall have the sole discretion to determine the speed and course which is prudent, and is to consider factors including, but not limited to, sea and weather conditions, Vessel capacities and capabilities, crew safety, other vessel traffic, port conditions and environmental safety. The Barge may not be navigated within five (5) miles of a lee shore or three (3) miles from any shore except in approaching or departing a harbor or when safety and prudent seamanship require passage between islands or operating closer to shore.

4.13  Other Trades.

      Carrier shall have the right to employ the Barge in other trades so long as Shipper's requirements under this Contract are fully met, with Shipper to have first priority with respect to the use of the Tug and Barge at all times. In the event Carrier has the opportunity to transport such third-party cargo, it shall inform Shipper of the particulars thereof and obtain Shipper's written permission prior to commencement of such services, which permission shall not be unreasonably withheld.

4.14  Joint Voyages.

      Shipper shall have the right to load and transport Cargo of MECO on any voyage, which shall be referred to as a joint voyage. On any such joint voyage, Shipper's Cargo shall be governed by this Contract while MECO cargo shall be governed by its separate agreement with Carrier.
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Contract of Private Carriage
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5.    RATES, CHARGES, ETC.

5.1   Freight Rates.

      The following freight rates ("Freight Rate(s)") shall be applicable to this Contract:

          A. One of the three options set forth below shall be selected annually by Shipper on or before December 1 of each year as being the applicable Freight Rates for the next year for petroleum products transported in bulk for Shipper on voyages where petroleum products are not also transported in bulk for MECO or another party:

                                         OPTION #1

                       -----------------------------------------------
                              Volume in Barrels         Rate in $/BBL
                       -----------------------------------------------
               Tier 1    minimum of 25,000              2.23
             ---------------------------------------------------------
               Tier 2    25,001 to 32,500               1.03
             ---------------------------------------------------------
               Tier 3    amount in excess of Tier 2     0.50
             ---------------------------------------------------------


                                         OPTION #2

                       -----------------------------------------------
                              Volume in Barrels         Rate in $/BBL
                       -----------------------------------------------

               Tier 1    minimum of 30,000              1.94
             ---------------------------------------------------------
               Tier 2    30,001 to 37,500               0.94
             ---------------------------------------------------------
               Tier 3    amount in excess of Tier 2     0.50
             ---------------------------------------------------------


                                         OPTION #3

                       -----------------------------------------------
                              Volume in Barrels         Rate in $/BBL
                       -----------------------------------------------
               Tier 1    minimum of 35,000              1.65
             ---------------------------------------------------------
               Tier 2    35,001 to 42,500               0.88
             ---------------------------------------------------------
               Tier 3    amount in excess of Tier 2     0.50
             ---------------------------------------------------------
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Contract of Private Carriage
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          B.   Shipper may designate additional discharge port calls at
               Kawaihae, Hawaii during any voyage to Hilo. Shipper will compensate Carrier for such calls based upon the number of hours required to deviate from the normal return voyage from Hilo and the time in Kawaihae required for discharge at the demurrage rates set forth in Subsection 5.8., below, subject to Shipper's ability to apply any unused laytime for loading/discharging on that voyage against such demurrage charges. In addition to the above, Shipper shall reimburse Carrier for any port charges incurred at the additional port call.

          C. The Freight Rate applicable to Shipper's Cargo on any joint voyage with MECO shall be ninety percent (90%) of the Freight Rate identified in Subsection 5.1.A., above. Shipper and MECO shall provide Carrier with information and instructions for invoicing on joint voyages.

          D. In the event Shipper loads less than the volume of Cargo identified in subsection 5.1.A., Tier 1, above, aboard the Barge on any voyage, except joint voyages with MECO, Shipper shall pay Carrier freight based upon the minimum volume identified times the Freight Rate identified for Tier 1, above.

5.2  Shipments Made In Conjunction With Third Parties.

     Subject to Shipper's advance permission, Carrier may transport petroleum products in bulk for parties other than Shipper or MECO (hereinafter "third-party cargo") on voyages performed under this Contract. For the purpose of determining the freight cost of Shipper's Cargo when transported by Carrier in conjunction with such third-party cargo, Shipper's Freight Rate shall be calculated according to Subsection 5.1.A., above, but with Shipper to receive a credit to the extent of such third party cargo against the volumes (including minimum volumes) beginning at Tier 1 and continuing into Tier 2 and/or Tier 3 to the extent of the volume of such third party cargo.

5.3  Annual Escalation.

     The Freight Rates set forth in Subsections 5.1. and 5.2., above, and the demurrage rates in Subsection 5.8., below, shall be subject to an annual escalation effective as of January 1, 2003, and each January 1 thereafter, on the basis of the arithmetic average of two components each weighted equally. One component is the arithmetic average of the Producer Price Index for Industrial Commodities ("PPI") as published by the U.S. Department of Labor, Bureau of Labor Statistics for the period July through September preceding every January 1 in which service is rendered by Carrier hereunder commencing January 1, 2003, divided by the arithmetic average of the PPI for the three months, July through September, 2002. The second component is the arithmetic
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Contract of Private Carriage
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     average of the hourly earnings in dollars per hour for the water transportation services industry as reported in "Employment and Earnings" published by the U.S. Department of Labor, Bureau of Labor Statistics ("EE") for the period July through September preceding every January 1 in which service is rendered by Carrier hereunder commencing January 1, 2003, divided by the arithmetic average of the EE for the three months, July through September, 2002. Such Freight Rates and Demurrage Rates shall continue during any extension pursuant to Subsection 1.2, above. In the event the foregoing indices, or either of them, are discontinued or materially altered, the parties shall promptly meet and agree upon alternate reference(s) which duplicate the functions served by the discontinued or altered indices and assure Carrier and Shipper are in substantially identical positions as before such discontinuation or alteration. However, in no event shall the Freight Rates for Carrier be less than the Freight Rates agreed at the inception of the initial term of this Contract.

5.4  Cargo Volume.

     Freight charges shall be based upon net quantity of Cargo loaded into the Barge as shown by shore tank gauges or positive displacement meter, unless otherwise requested and agreed by the parties in advance. The quantity of Cargo so measured shall be corrected for liquid temperature to the quantity equivalent at sixty degrees Fahrenheit in accordance with the latest edition of the ASTM-IP Petroleum Measurement Tables.

5.5  Laytime Duration.

     Allowable laytime for loading Cargo shall be fourteen (14) hours; for joint voyages with MECO, the loading laytime shall be applied to the loading of both Shipper's and MECO's Cargo, as such Cargo is loaded concurrently. The allowable loading laytime solely for Shipper for such joint voyage with MECO shall be that part of loading laytime which bears the same relationship to the total loading laytime as the number of Shipper barrels of Cargo bears to the total number of Shipper and MECO barrels of Cargo. Allowable laytime for discharging at the Island of Hawaii shall be fourteen
     (14) hours for a Cargo of 45,000 barrels or less, and, for a Cargo in excess of 45,000 barrels, one additional hour of laytime shall be added to the fourteen (14) hours for each 3,000 barrels or part thereof of Cargo above 45,000 barrels, except for Cargo shipped on a joint voyage with MECO, where such allowable laytime for discharging shall apply to both Shipper and MECO Cargo. The allowable discharge laytime solely for Shipper for such joint voyage with MECO shall be that part of discharge laytime which bears the same relationship to the total discharge laytime as the number of Shipper barrels of Cargo bears to the total number of Shipper and MECO barrels of Cargo. Allowable laytime for loading and discharge operations during a voyage shall be cumulative and reversible, and may be applied to any claim for demurrage arising during that voyage, including demurrage arising as a result of deviation.
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Contract of Private Carriage
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5.6  Laytime Loading.

     Laytime shall commence at the loading berth, either at Honolulu Harbor or Barbers Point Harbor, when the Barge is alongside and secured at loading pier and Carrier notifies the terminal that the Barge is ready to receive; laytime shall cease when loading is completed. Demurrage charges for loading at Honolulu Harbor shall apply only to the Barge until loading is completed and the Barge is secured and ready for sea.

5.7  Laytime Discharge.

     Laytime shall commence at discharge berth when the Barge is alongside and secured at discharge pier and Carrier notifies the terminal that the Barge is ready to discharge. Laytime shall cease when the discharge of Cargo is complete. Demurrage charges at discharge shall accumulate on the Tug for only that time during which the Tug is standing by.

5.8  Demurrage.

          A.   Tug (main engines operating):      $350.00 per hour

          B.   Tug (main engines not operating):  $200.00 per hour

          C.   Barge:                             $200.00 per hour

     Counting of time for purposes of laytime and demurrage shall commence as set forth above, and shall continue uninterruptedly until completion of loading or discharging, except that time shall not be counted, or counting shall be suspended, at all times loading and/or discharging are delayed or prevented as a result of matters beyond Shipper's actual and direct control, including, but not limited to, periods of delay resulting from:

          A. the Vessels in reaching, departing or at the berth (including weather delays, awaiting daylight, tide, assist tugs or pilots) caused by any reason or condition not reasonably within Shipper's control;

          B. the Vessels in moving from port anchorage to all fast in berth or time consumed by the Vessel lining up, draining pumps/lines or cleaning tanks, pumps and lines, except as in Section 4.9., above;

          C. any delay due to operational deficiency of the Vessels or breakdown or inability of the Barge to load or discharge Cargo;

          D. prohibition of loading or discharging at any time by the port authorities or by the terminal facilities due to a violation of any operating and/or
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Contract of Private Carriage
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               safety regulation due to the condition of the Vessels or either of them or act or omission by the Tug's Master, mates, officers or crew or the tankermen;

          E. escape or discharge of oil or the threat of an escape or discharge of oil on or from the Vessels or either of them whether or not due to any condition of the Vessel or any act or omission to act of the Tug's Master, mates, officers or crew or the tankermen;

          F. non-compliance with USCG regulations or failure to obtain or maintain any and all required inspection letters, certificates, oil spill response plan approval on the part of the Tug's Master, mates, officers or crew or the tankermen;

          G. labor dispute, strike, go slow, work to rule, lockout, stoppage or restraint of labor involving the Tug's Master, mates, officers or crew or the tankermen or any assist tug, stand-by boat or pilot;

          H.   an event of Force Majeure as defined in this Contract; or,

          I.   the neglect or interference of Carrier, its agents, or employees;

     none of which shall not be considered as used laytime or as demurrage if the Vessels are on demurrage. Carrier shall take any and all reasonable steps available to minimize demurrage time and charges.

5.9  Tankermen Charges.

     All charges applicable to tankermen, including, but not limited to, compensation, travel, lodging and meals shall be deemed included in the applicable Freight Rate and shall be Carrier's sole responsibility. Carrier shall also be responsible for scheduling tankermen and transportation and lodging for tankermen.

     However, when the Vessels are on demurrage and the tankermen are either standing by or attending operations, Shipper shall pay Carrier $42.50 per tankerman per hour.

5.10 Heating of Fuel Oil Aboard the Tow.

     Shipper shall reimburse Carrier for the actual documented cost of fuel consumed by the Barge's cargo heating system when operated in response to Shipper's express instructions.
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Contract of Private Carriage
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5.11 Diesel Fuel Price Adjustment.

     In addition to other charges contained in this Section 5., Shipper shall pay, or receive a credit for, a Diesel Fuel Price Adjustment ("DFPA"), reflecting changes in the cost of Tug fuel which shall be calculated on a voyage by voyage basis, as follows:

          DFPA = (CFP - BFP) x DFC x (Shipper Volume / Total Volume)

          Where,

          CFP = For purposes of this Contract, the Current Fuel Price for No. 2 Diesel Fuel in dollars per gallon shall be defined as the arithmetic average of the Chevron and Tesoro Honolulu price for Low Sulfur No. 2 Diesel, computed to the nearest thousandths of a dollar, as reported in the edition of the Lundberg Wholesale Diary in effect upon the date of the completion of loading Shipper's cargo.

          BFP = For purposes of this Contract, the Base Fuel Price in dollars per gallon shall be fixed at $1.260 for the duration of this Contract; it is derived by taking the arithmetic average of the Chevron and Tesoro Honolulu price for Low Sulfur No. 2 Diesel, computed to the nearest thousandths of a dollar, as reported in the edition of the Lundberg Wholesale Diary in effect as of September 15, 2000.

          DFC = The actual diesel fuel consumed during the voyage, in gallons, as determined by sounding the fuel tanks of the Tug, before and after the voyage.

          Shipper Volume = The Cargo volume in barrels being transported for Shipper during the subject voyage.

          Total Volume = The total cargo volume in barrels being transported on the voyage including Shipper Cargo, cargo of MECO and third-party cargo.

     Provided, however, that no DFPA shall be due unless the absolute difference between CFP and BFP is greater than ten percent (10%) of CFP. In the event of a billing for DFPA, Carrier shall provide documentation DFC, satisfactory to Shipper, with each invoice.
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Contract of Private Carriage
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5.12  Additional Berths/Ports.

      When more than one berth within a port is required to complete the loading or discharge of Shipper's Cargo, Shipper shall pay five hundred dollars ($500) to cover in full any and all additional expenses incurred by Carrier by reason of calling at such additional berth. Such additional expenses shall include, but not be limited to, shifting expense, dockage and pilotage.

      When more than one port (for which purpose the Tesoro SPM shall constitute a separate port) is called to complete the loading of Shipper's Cargo, Shipper shall reimburse Carrier for the amount of the normal port charges of the second port of loading. Time spent in transit commencing at the point of passing the sea buoy outbound at the first port of loading until passing the sea buoy (or entering the normal anchorage area) inbound at the second port of loading shall count as used laytime or demurrage if Vessel is on demurrage.

5.13  Port, Dues, Taxes and Other Charges.

      Carrier shall be responsible for providing and paying for the following, which shall be deemed included within the applicable Freight Rate and demurrage rate: all provisions, wages and other expenses of Master, officers, crew and tankermen; fuel and lubricating oils and filters for the Vessel; costs of maintaining and operating the Vessel and repairing same to assure compliance with the requirements of this Contract; all fees and other charges on the Vessel, including, without limitation, those incurred for assist tugs, standby boats, oil spill boom deployment, pilots, Mooring Master and other port costs; as well as payment of every charge, expense, fee, assessment, cost or tax (including, but not limited to, Hawaii general excise tax, except as assumed by Shipper below) of any type or nature whatsoever applicable to the Vessel or otherwise arising out of or relating to the services contemplated by this Contract, other than the following charges, expenses, fees, assessments, costs and/or tax, etc., which shall be Shipper's responsibility:

          A. Shipper shall reimburse Carrier for the cost of the Mooring Master and stand-by boat incurred solely as a result of the Vessel loading Cargo at the Tesoro SPM.

          B. Shipper shall be responsible for all charges directly and specifically assessed upon the Cargo as well as independent inspection and gauging of the Cargo, wharfage, pipeline tolls, and guard services while the Barge is idle and loaded with Shipper's Cargo retainage pursuant to the second subparagraph of Subsection 4.11., above. For pipeline tolls, Carrier shall prepare and submit the required documentation and the toll, and shall be reimbursed by Shipper for the amount thereof.
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Contract of Private Carriage
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          C.   Shipper shall be responsible for tankermen charges pursuant to
               Subsection 5.9., and the additional expenses identified in Subsections 5.11. and 5.12., above.

          D. Shipper shall be responsible for Hawaii general excise tax on freight, demurrage and tankermen charges, only; Hawaii general excise tax shall not be paid by Shipper on any reimbursable cost item or any other cost, charge or item.

5.14  Freight Earned.

      Full freight to the intended destination of Shipper's Cargo shall not be deemed earned until Cargo discharge is complete at the destination.

5.15  Billing, Payment and Disputes.

      Payment for freight, demurrage and other allowed charges shall be made to Carrier's business office address first set out above within thirty (30) days after receipt of Carrier's invoice. Invoices for charges must be accompanied by appropriate supporting documents. In cases of dispute as to the amount of payment due, Shipper shall not withhold any amounts due Carrier except for those amounts in dispute. Shipper will notify Carrier in writing of any such disputed amounts within fifteen (15) days following receipt of Carrier's invoice. Disputes as to invoices shall be resolved pursuant to Subsection 18.2., below.

5.16  Waiver Of Claims.

      Any claim for freight, demurrage and/or charges pursuant to this Section 5., only, shall be deemed waived, extinguished and absolutely barred if such claim is not received by Shipper or Carrier, as the case may be, in writing with supporting documentation within one hundred twenty (120) days from the date of final discharge of the Cargo on the voyage with respect to which said claim arises. This provision shall not apply with respect to any other claims which might arise under this Contract .
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6.   SCHEDULING

6.1  Scheduling.

     Carrier and Shipper understand and agree that meeting Shipper's demands for the most efficient scheduling, loading and discharging of the Barge will require the general cooperation of each party. To facilitate this objective, Shipper shall submit in writing to Carrier by the 20th of every month (or next working day) during the term of this Contract a proposed voyage schedule for the following calendar month stating anticipated loading and discharging times and locations. Carrier shall make the appropriate berth reservations and other such arrangements consistent with said schedule. Carrier shall confirm to Shipper within three (3) working days of receipt of Shipper's schedule the making of such reservations and arrangements verbally or by facsimile. It is understood and agreed that this tentative schedule is not binding on Shipper and is to be used only as a best-efforts estimate of Shipper's requirements.

6.2  Priority Resolution.

     If circumstances should arise whereby Shipper and MECO both need and demand use of the Vessels at the same time, their parent, Hawaiian Electric Company, Inc. ("HECO"), will determine the priority as between them and notify Carrier. Carrier will be deemed to have fulfilled its obligation under this paragraph by following the priority established by HECO.

6.3  Notice of Cancellation or Delay.

     Shipper will endeavor to advise Carrier, orally or in writing, as promptly as is reasonably practical, of the cancellation or delay of previously scheduled and confirmed service, giving at least four (4) hours notice for cancellation or delay of previously scheduled and confirmed service and at least four (4) hours notice for cancellation or delay of scheduled and confirmed shifting service. If less than four (4) hours notice of cancellation or delay of scheduled and confirmed services is given Carrier, then Shipper will pay for charges, if such charges are incurred, up to an amount of four (4) hours of demurrage at rates provided in Section 5., above. Carrier shall exercise its best efforts to minimize these charges by employing such tankermen and crew on its other vessels or otherwise utilizing their services in an effort to reduce these cancellation or delay charges. In such case, Carrier shall credit Shipper with the amount of these savings.
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7.   MAINTENANCE SERVICES AND OTHER REQUIREMENTS

7.1  Maintenance of the Tug and Barge.

     Carrier shall be solely responsible for maintenance of the Tug and Barge at its expense to assure that at all times they comply with the requirements of this Contract, including, without limitation, Section 2., above. Carrier specifically covenants and agrees that it will maintain the Vessels, their appliances and appurtenances, in a state of repair that will allow for safe and efficient operation during the full term of this Contract, including, without limitation, keeping the Vessels in full unexpired certification as may be required by the USCG or any other regulatory agency having jurisdiction. Carrier shall, at its expense, regularly drydock the Vessels for the purpose of keeping the Vessels in full unexpired certification and assuring that the Vessels meet all USCG requirements, with all charges incurred in connection therewith to be for Carrier's account. Shipper and Carrier agree to arrange scheduled shipments to accommodate required maintenance periods of up to ten (10) continuous calendar days, but not to exceed twenty (20) total calendar days, annually. It is further agreed that Carrier must notify Shipper in writing no later than ninety (90) days prior to the first day of any period when the Vessels are expected to be out of service and unavailable for services hereunder because of scheduled maintenance, repair and/or drydocking in order to permit such an arrangement of scheduled shipments. Failing such notification, Carrier shall arrange such suitable substitute service as required herein. Carrier shall designate a company representative to liaise with Shipper and report on the fulfillment of Carrier's responsibility to carry out routine hull and equipment inspections, preventative maintenance and schedule of Vessel repair, maintenance and drydocking.

7.2  Other Required Services.

     Carrier shall provide the following additional services to Shipper: coordinating with Shipper and consignees for the loading and discharging of the Barge; making arrangements for berthing and pilotage at ports or places of call; making follow-up arrangements when necessary due to schedule changes, weather and other operational considerations, whether anticipated or unanticipated; scheduling the loading and discharge of the Barge to meet required arrival and sailing times; preparing loading plans for the Barge; computing, advancing and filing with the State of Hawaii, Harbors Division, all required fees and reports with respect to pipeline tolls incurred during the loading of Cargo at Barbers Point Harbor and Cargo discharge at Hilo and Kawaihae, Hawaii; and performing other operational services not specified hereinabove which otherwise arise out of or relate to the services to be provided to Shipper pursuant to this Contract. Charges for the aforesaid services shall be deemed included within the Freight Rates charged in Section 5., above.
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8.  INSURANCE

8.1  Carrier's Insurances.

     Carrier shall, at its sole expense including the expense of deductibles, premiums, calls and policy charges, procure and maintain the following insurances for the duration of this Contract:

          A. Hull and Machinery Insurance upon the Tug and Barge pursuant to Pacific Coast Tug/Barge Form (1979), to the full actual market values thereof;

          B. Protection & Indemnity Insurance, including full form pollution/ environmental risk coverage, upon the Tug and Barge pursuant to an entry with The West of England Ship Owner's Mutual Insurance Association (Luxembourg) with minimum limits of $1,000,000,000 as of the date of execution of this Contract and minimum limits thereafter to the extent maintained by the International Group of P&I Clubs or $700,000,000, whichever is greater, per occurrence, and with W.Q.I.S. authorized to provide the C.O.F.R. and primary full form pollution/environmental risk coverage;

          C. Standard Workers Compensation and Employers Liability Insurance endorsed to be applicable to the state of Hawaii as well as the Longshore Act, with statutory limits for workers compensation and limits of $5,000,000 per occurrence for employers liability;

          D. Broad form Marine General Liability Insurance, or Commercial General Liability Insurance with the watercraft and care, custody, control exclusions deleted, with minimum limits of $10,000,000 per occurrence; and,

          E. Marine Contractual Legal Liability Insurance insuring Carrier's obligations pursuant to this Contract, with minimum limits of $10,000,000 per occurrence.

8.2  Shipper's Insurances.

     Shipper shall, at its sole expense including the expense of deductibles, premiums and policy charges, procure and maintain the following insurances for the duration of the Contract:

          A. All Risk Cargo Insurance upon all Cargo, including coverage for shortage and contamination (except for claims for contamination pursuant to section 9.1.D.3., below), to the full delivered values of such Cargo including freight and insurance.
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8.3  Conditions Applicable to Insurances.

     The foregoing insurances shall be subject to the following additional conditions.

          A. Carrier's insurances shall be subject to review and approval by Shipper with respect to insuring forms, conditions, deductibles, limits and underwriting security, at the inception of the initial term of this Contract as well as at any renewal or reissuance thereafter.

          B. All policies shall be specifically endorsed to waive subrogation against the non-procuring party, except that the waiver of subrogation on Shipper's cargo insurance shall be subject to, and limited by, Subsection 9.1.D.3., below.

          C. Shipper shall be specifically named as an insured upon the Marine General Liability/Commercial General Liability policy identified in Subsection 8.1.D., above, with such insurance to be endorsed to be primary to any insurance maintained by Shipper.

          D. The Protection & Indemnity entry identified in Subsection 8.1.B., above, shall be specifically endorsed to include the following clauses: Privilege To Name Co-Assureds; Co-Assured/Waivers of Subrogation; and Contractual Liability. Shipper shall be named as a co-assured pursuant to the Privilege To Name as Co-Assureds and Co-Assureds/Waivers of Subrogation clauses, with the limits for the latter to be $30,000,000 per occurrence primary coverage and an additional $30,000,000 per occurrence excess coverage. This Contract shall be made subject to the Contractual Liability clause, with primary limits of $30,000,000 per occurrence and an additional $30,000,000 per occurrence excess coverage. The foregoing shall be effectuated so as to separately insure Shipper against any pollution/environmental risks incurred by Shipper with respect to this Contract, shall be primary to any insurances maintained by Shipper and shall be at Carrier's sole expense and without risk of liability to Shipper for any calls or premium expenses.

          E.   All policies shall be specifically endorsed to require thirty
               (30) days advance written notice of non-renewal, cancellation or other material change in insuring terms to the non-procuring party.
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Contract of Private Carriage
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          F.   Each party shall provide the other party with certificate(s) of insurance confirming that the required insurance(s) has/have been placed, with Shipper entitled to require that Carrier provide certified copies of all policies, at the inception of the Contract term as well as at any renewal or reissuance thereafter.

8.4  Failure to Procure Insurance.

     In the event a party fails to procure and/or maintain an insurance as required above, an insurance fails for any reason (including, without limitation, breach of policy condition or warranty) and/or an insurer otherwise refuses or is unable to pay, the party required to procure that insurance shall be deemed an insurer or self-insurer, shall accept and pay claims which would have otherwise been submitted to the failed insurance and shall indemnify and hold harmless (including legal fees and costs) the other party of and from any loss, damage, expense, claim, liability and/or suit resulting from such failure.

9.   LIABILITY AND INDEMNITY

9.1  Carrier.

          A.   Assist Tugs and Pilots.  Carrier shall be responsible for, (and
               ----------------------
               Shipper and its associated and affiliated companies as well as Shipper's Cargo suppliers and receivers, and the employees, representatives, servants and agents of the foregoing, shall not
                                                                            ---
               be responsible for), any losses, damages, expenses, liabilities, claims and/or suits arising out of or resulting from any pilot, stevedore, longshoreman, Mooring Master, Master or other personnel of any assist Tug or stand-by boat, or line handler arising from the terms of the contract of employment thereof which terms Carrier hereby agrees to accept and be bound by, or arising from any unseaworthiness or insufficiency of any assist Tug or stand-by boat the services for which were arranged by Shipper on behalf of Carrier; and Carrier agrees to indemnify and hold harmless Shipper, its associated and affiliated companies, the Cargo suppliers and receivers, and the employees, representatives, servants and agents of the foregoing (including legal fees and costs), from and against any and all such losses, damages, expenses, liabilities, claims and/or suits.
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Contract of Private Carriage
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               When any pilot, Mooring Master, or Master or other officer of an assist tug or stand-by boat furnished to or engaged in the service of supplying Tug power or assistance to the Vessels, (whether or not said person is an employee, servant or representative of Shipper, its affiliated or associated companies, Shipper's agents or Shipper's Cargo suppliers or receivers) goes onboard the Vessels, it is understood and agreed that such person or persons are to be considered independent contractors and become the borrowed servant of Carrier and the Vessels for all purposes and in every respect and shall be subject to the exclusive supervision and control of the Vessels and their personnel, and Shipper and its associated and affiliated companies, as well as the Cargo suppliers and receivers and, the employees, representatives, servants and agents of the foregoing, shall not be liable for errors of navigation or management of the Vessels, or any other losses, damages, expenses, liabilities, claims and/or suits of any type or nature resulting therefrom. This shall include but not be limited to the giving of orders to any tug or stand-by boat engaged in assisting or handling the Vessels and to the ordering of the number and horsepower of tugs assisting or standing by the Vessels.

               In respect to the foregoing, Carrier agrees to indemnify and hold harmless Shipper and its associated and affiliated companies as well as the Cargo suppliers and receivers and the employees, representatives, servants and agents of the foregoing of and from (including legal fees and costs) any and all losses, damages, expenses, liabilities, claims and/or suits of any type or nature whatsoever, whether to third parties or otherwise, arising from or relating to the acts or omissions of such pilot, Mooring Master, or master, officers or crew of any assist tug or stand-by boat.

          B.   Hazardous Materials.  Should Shipper incur any liability under
               -------------------
               Chapter 128D, of the Hawaii Revised Statutes as a result of an escape or discharge of oil occurring during Carrier's period of responsibility or otherwise arising out of or relating to responsibilities which Carrier has assumed pursuant to this Contract, Carrier shall indemnify and hold harmless (including legal fees and costs) Shipper of and from all damage, loss, fine, penalty, claim, demand, suit, cost or expense arising out of such liability.
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Contract of Private Carriage
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          C.   Environmental/Pollution Risks.  Carrier shall be responsible for
               -----------------------------
               and shall indemnify, defend and hold harmless Shipper, its directors, officers, employees and agents (including legal fees and costs) from and against all liabilities, damages, losses, fines, penalties, claims, demands, suits, costs, expenses, and proceedings of any nature whatsoever assessed, claimed or maintained against Shipper, directly or indirectly arising out of or attributable to the release, threatened release, discharge, disposal or presence of oil or hazardous material related to the Cargo transported under this Contract occurring during Carrier's period of responsibility pursuant to this Contract or which is otherwise the responsibility of Carrier pursuant to this Contract, including, but not limited to:

               1.   all foreseeable and unforeseeable consequential damages;

               2. the reasonable costs of any required or necessary repair, cleanup or detoxification of an area of oil or hazardous material and the preparation and implementation of any closure, remedial or other required plans;

               3. the reasonable costs of the investigation of any environmental claims by Shipper;

               4. the reasonable cost of Shipper's enforcement of this Contract; and,

               5. all reasonable costs and expenses incurred by Shipper in connection with Subsections 9.1.C.1. - 4., above, including, without limitation, reasonable legal fees and court costs.

               Carrier shall insure Shipper against the foregoing pursuant to Subsection 8.3.D., above.

          D.   Other.  In addition, Carrier shall also be responsible for:
               -----

               1. all loss or damage to Vessel(s), howsoever caused and regardless of whether resulting from Shipper's negligence or otherwise;

               2. all liabilities for bodily injury, illness and/or death of Carrier's employees, howsoever caused;
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Contract of Private Carriage
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               3.   notwithstanding Carrier's period of responsibility, all
                    liabilities occurring after the Cargo has passed the shore riser at discharge arising out of or relating to Carrier's misidentification of the type of Cargo being pumped, or Carrier pumping incorrect Cargo or Carrier pumping from the incorrect tank;

               4. all liabilities of any type or nature whatsoever and any loss or damage in any fashion arising out of or associated with the transportation and handling of the Cargo during the period of responsibility assumed by Carrier pursuant to Subsection 4.5, above, and/or directly resulting therefrom and not otherwise specifically assumed by Shipper; and,

               5. all other liabilities and loss or damage arising out of or relating to the transportation services contemplated by this Contract other than as specifically assumed by Shipper pursuant to Subsection 9.2., below.

9.2  Shipper.

          Shipper's responsibility shall be limited to:

          A. loss or damage to Cargo, including shortage and contamination (other than contamination pursuant to Subsection 9.1.D.3., above), arising out of or relating to the transportation and/or handling of Cargo by Carrier and/or others, specifically to include general average and salvage contributions, howsoever caused and regardless of whether resulting from Carrier's negligence, deviation, the unseaworthiness of a Vessel or otherwise; and,

          B. all liabilities for bodily injury, illness and/or death of Shipper's employees, howsoever caused.
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9.3  General Conditions.

     To the extent any other provision of this Contract specifically allocates liability, such provision shall be deemed included herein, except in the event of conflict between such other provision and this Subsection 9.3, such other specific provision shall override the liability allocation set forth in this Subsection 9.3. To the extent no provision of this Contract addresses a specific liability which has arisen, the allocation of that liability shall be based upon the respective fault and/or legal responsibility of each party.

     For purposes of this Section 9: the term "liability(ies)" shall be deemed to include all third party liabilities and/or legal obligations, including, without limitation, demand, claim, proceeding, suit, fine and/or penalty; the term "loss or damage" shall be deemed to include first party claims for loss or damage, including, without limitation, physical damage as well as economic or other intangible loss and damage (not otherwise excluded in this Contract) but shall not include any "liability(ies)"; and, the term "transportation and handling" shall be interpreted comprehensively to include loading, stowage, trimming, securing, transportation, transfer, delivery, discharge and all other handling by Carrier with respect to the Cargo.

9.4  Indemnification.

     Each party shall indemnify and hold the other party harmless (including legal fees and costs) of and from any charge, loss, damage, claim, liability and/or suit allocated to it pursuant to this Section 9. or elsewhere in this Contract; in furtherance of the foregoing, each party shall waive any exclusivity of remedy or immunity from suit afforded by any workers compensation or similar law.

10.  LIBERTIES

     The Vessels shall have liberty to sail with or without pilots, tow or be towed, and to deviate for the purpose of assisting vessels in distress, saving life or property at sea, landing any ill or injured person on board or taking on fuel, supplies or other necessaries, or for repair, provided that if it is necessary for the Tug to leave the Barge during any such deviation, the Barge shall be left in a position of safety and the service shall be resumed immediately upon completion of the deviation, except Carrier may at any time without penalty take such reasonable action as necessary for the saving of life at sea. Shipper shall not be responsible for any charge, cost or expense incurred by Carrier, the Vessels and/or the Cargo during the period of any such deviation.
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11.   FORCE MAJEURE

11.1  Force Majeure Events.

      Either party may terminate this Contract should an event or act of Force Majeure continue uninterruptedly for a period of fifteen (15) days, upon five (5) days advance notice to the other party. For purposes of this Contract, an event or act of "Force Majeure" shall mean: acts of God, acts of public enemy, hostilities or war (declared or undeclared), embargo, riots, civil unrest, revolution, sabotage, insurrection, blockades, strikes, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tsunamis, floods, tidal waves, volcanic eruptions, explosions, total or partial expropriation, nationalization, confiscation, requisitioning or abrogation of a government concession, closing of, or restriction on the use of, a port or pipeline, inability to secure petroleum product by reason of governmental regulations or otherwise, failure of Shipper's suppliers' or its affiliated companies' machinery or pipelines, loss or shortage of suitable crude oil or product supply or the suspension or termination of Shipper's suppliers' crude oil or petroleum supply contracts, suspension or termination of Shipper's petroleum product supply contracts, or an event affecting Shipper's Cargo suppliers' production, manufacturing, distribution, refining, delivery or receiving facilities, power generation or power distribution affecting Shipper's Cargo suppliers' facilities, unavailability of Cargo or any other cause or contingency affecting Shipper's Cargo suppliers or otherwise not reasonably within the control of Shipper or Carrier which materially affects that party's ability to perform under this Contract.

11.2  Carrier's Obligation.

      Carrier shall not be liable for delay or failure to perform under this Contract resulting from an event or act of Force Majeure. Carrier's obligations, including, but not limited to, rendering services under this Contract, shall be reduced or suspended for any period in which an event or act of Force Majeure exists as to Carrier and which can not be overcome by Carrier through providing Shipper with a suitable substitute service as identified in Subsection 2.5., above. In the event of any reduction or suspension of Carrier's obligation to render service under this Subsection, Shipper may obtain services from another operator for the period of Force Majeure.

11.3  Shipper's Obligation.

      Shipper shall not be liable for any delay or failure to perform under this Contract resulting from an event or act of Force Majeure. Shipper's obligations under this Contract shall be reduced or suspended for any period in which an event or act of Force Majeure exists as to Shipper, or Shipper's supplier, either singularly or collectively. However, nothing in this Section 11. shall excuse Shipper from its obligation to make payments of monies due hereunder for services rendered prior to said act or event of Force Majeure.
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Contract of Private Carriage
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11.4  Notice of Force Majeure.

      The party claiming Force Majeure shall give the other party verbal notice of such act or event of Force Majeure within twenty-four (24) hours of the occurrence thereof and shall also send written confirmation of the same to the other party immediately thereafter. The party claiming Force Majeure shall use due diligence to cure any act or event of Force Majeure, and shall give the other party verbal notice within twenty-four (24) hours after the act or event of Force Majeure has terminated and shall send written confirmation of the same to the other party immediately thereafter.

12.   LIMITATION OF LIABILITY

12.1  Limitation of Liability.

      Except as otherwise agreed in this Contract, Carrier and Shipper shall be entitled to assert by way of limitation of liability any principle of law or provision of any statute or regulation of the United States that would afford either Carrier or Shipper a limitation of such liability and the provisions of any such statute or regulations limiting liability as aforesaid are incorporated herein by reference and made applicable hereto as though fully set forth herein. For purposes of such limitation of liability, Shipper and Carrier waive any claim that this Contract or anything contained herein is a personal contract of the other party.

12.2  Not A Demise.

      The parties agree that this Contract shall be construed as a contract for private carriage and not a demise or bareboat charter, and that no provision of this Contract shall be construed as creating a demise or bareboat charter of the Vessels or either of them to Shipper.

13.   GENERAL AVERAGE

      In the event of imminent danger, peril, disaster, damage or accident before or after the commencement of the voyage, subjecting the Tug, Barge and Cargo to a common peril, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequences of which, Carrier is not responsible by statute, contract or otherwise, Shipper and the owners of the Cargo shall contribute with Carrier in general average to the payment of any sacrifices, losses or expenses of a General Average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the Cargo. If a salving ship is owned or operated by Carrier or its affiliates, salvage shall be paid for based upon the regular hourly rates hereunder.
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Contract of Private Carriage
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      General Average shall be adjusted, stated, and settled according to
      York/Antwerp Rules 1994 at Honolulu or such other place as the parties may agree, and as to matters not therein provided for, according to laws and usages of the port selected (except that any payment made by Carrier to Shipper pursuant to Subsections 9.1.B. and 9.1.C., above, and Section 14., below, or to any governmental agency (whether federal, state or local) or to others to remove oil or a threat of oil pollution, as well as any other payments, with respect to Vessel or Carrier's liability for the release of oil, shall not be deemed to be General Average sacrifices or expenditures).

      If a General Average statement is required, it shall be prepared by adjusters jointly appointed by Carrier and Shipper, who are to attend to the settlement and collection of the General Average, subject to customary charges. General Average Agreements and/or security shall be furnished by Carrier and/or Shipper, if requested. Any cash deposit being made as security to pay General Average and/or salvage shall be remitted in a duly authorized and licensed bank at the place where the General Average statement is prepared.

14.   POLLUTION

14.1  Compliance.

      During the full term of this Contract, Carrier and the Vessels will comply with all local, state and federal laws, rules and regulations of whatsoever kind with respect to oil spill or other water pollution liability or prevention applicable to the Vessels loading at, discharging at, entering, leaving, remaining or passing through ports, places or waters in the performance of this Contract. Carrier, at its sole risk and expense, shall make all arrangements by equipping the Vessels, insurance, bonds, securities or other evidence of financial responsibility, capability or security, USCG approved Vessel-specific oil spill response plan and related employee training, formal drills and exercises, and otherwise and shall obtain all such certificates and documentary evidence and take all such other action as may be necessary to satisfy such laws, rules and regulations including but not limited to USCG pollution prevention regulations including, but not limited to, 33 CFR parts 154, 155, 156 and 157 and the U.S. Federal Water Pollution Control Act, as amended. The Vessels shall carry onboard a current U.S. Coast Guard Certificate of Financial Responsibility (Water Pollution). Carrier agrees to indemnify Shipper against any and all claims, damages, losses, liabilities, expenses, including, but not limited to, reasonable legal fees and all other consequences resulting from its failure to accomplish the foregoing.
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Contract of Private Carriage
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14.2  Oil Spill Response Plan.

      Carrier shall provide Shipper with copies of the contingency and spill response plans approved by and on file with the USCG and other local, State and Federal authorities having jurisdiction. The spill response plan must include a first aid response within the first thirty minutes of an incident and a reliable source of follow-up clean up supplies (e.g. booms, skimmers, vacuum trucks, manpower etc). As evidence of its ability to access such oil spill response resources, Carrier warrants that it shall provide sufficient oil spill response capability with respect to minor, medium and major oil spill events occurring in near-shore and open-ocean environments by maintaining contracts for spill response service with the Clean Islands Council and the Marine Preservation Association/Marine Spill Response Corporation for the term of this Contract and any extension and supplement thereto, all of which shall be at Carrier's expense, including the expense of any assessment by such organizations based upon the Cargo or the quantities and/or types of Cargo transported.

      Information provided Shipper with respect to Carrier's oil spill response plan should include, but not be limited to, the following:

          A.   Carrier Incident Command System (ICS) response team format.

          B. Communication flow chart including names and 24-hour contacts of Carrier's Qualified Individual and other key participating company personnel.

          C.   Procedures for assembly of response team.

          D. Check list for reporting minor oil spill events and check list which assists shore personnel in obtaining accurate information about major spill events from the Vessel.

          E. Contact reference data for oil spill responders contracted to provide assistance to Carrier.
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Contract of Private Carriage
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14.3  Pollution Mitigation.

      When a release, escape or discharge of petroleum product (including the Cargo transported pursuant to this Contract) or any other hazardous substance into the surrounding environment occurs from the Tug or the Barge at any time, or from the Vessels during Carrier's period of responsibility or while such petroleum product or other hazardous substance is in Carrier's care, custody and control, or is otherwise caused by the Vessels or Carrier's personnel, Carrier is obligated and agrees to immediately take, at its sole expense, whatever measures are necessary to retrieve and/or remove such petroleum product or other hazardous substance from the environment, clean up and restore the affected environment and assume and respond to every loss, damage, expense, claim, liability, suit, fine, penalty and/or other consequence of any type or nature, whether involving Carrier, Shipper or others, arising out of or relating to such release, escape or discharge. Carrier shall immediately inform Shipper of any such release, escape or discharge, of measures taken in response as well as any loss, damage, expense, claim, liability, suit, fine, penalty and other consequence arising therefrom. No Vessel, tankermen or other charges will be incurred for Shipper's account with respect to such release, escape or discharge.

15.   Change of Ownership of Carrier.

      Carrier shall provide Shipper sixty (60) days advance written notice of any change of ownership/control of Carrier from that in existence on the date of execution of this Contract which either separately or cumulatively in conjunction with all other changes occurring from said date involves more than forty nine percent (49%) of the ownership interest/stock of Carrier, including voting rights associated with such ownership interests/stock. Shipper shall have the right to request reasonable information with respect to such change of ownership/control, and Carrier shall provide such information promptly to Shipper.

16.   TERMINATION

16.1  Termination of Automatic Renewal.

      Either party may terminate the automatic renewal of this Contract pursuant to Subsection 1.2, above. Carrier may terminate the automatic renewal of this Contract for any successive five (5) year term by providing Shipper with written notice of such termination two hundred seventy (270) or more days prior to the expiration of the then current term. Shipper may terminate the automatic renewal of this Contract for any successive five
      (5) year terms by providing Carrier with written notice of such termination ninety (90) or more days prior to the expiration of the then current term.
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16.2  Termination Based Upon Breach or Default.

      This Contract may be terminated by a party upon the breach or default of the other party as set forth in this Subsection. A party contending that the other party is in breach or default of this Contract shall provide written notice thereof to such other party, identifying with particularity the breach or default and the proposed cure. The other party shall have fifteen (15) days following receipt of such notice to cure the claimed breach or default, or otherwise respond in writing. If the parties cannot agree as to the existence of the breach or default or the appropriateness of the cure, then the dispute resolution procedure set forth in Subsection 18.3., below, may be invoked by either party to resolve the dispute. Should the other party fail to cure or respond within the time allowed, then the party invoking this Subsection may terminate the Contract.

16.3  Termination In Specific Instances.

      This Contract may be terminated by Shipper upon the occurrence of any of the following:

          A.   Failure of Carrier to maintain:

               1.   insurances as required under this Contract;

               2.   certification under AWO/RCP;

               3.   ISO 900 certification (or standards which supersede them);

               4.   ISO 14000 certification (or standards which supersede them);

               5.   classification by ABS;

               6.   certification by USCG for the Vessels;

               7. suitable equipment, including substitute Vessels, pursuant to Section 2., above;

               8.   seaworthiness under provisions of Subsection 2.6., above;

               9. drug and alcohol testing procedures for Tug personnel and Tankermen; and,

               10. recommended and required inspection and maintenance of the Tug and Barge.
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Contract of Private Carriage
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          B.   Total loss or constructive total loss of the Barge as per
               Subsection 16.6., below.

          C. The Vessels suffering more than two (2) marine casualties, reportable under 46 C.F.R. 4.05-1, in a calendar year.

          D. The Vessels suffering more than three (3) minor oil spills (less than 10,000 gallons) in a calendar year.

          E. The Vessels suffering more than one (1) medium oil spill (10,000 to 100,000 gallons) in a calendar year.

          F. The Vessels suffering a single large oil spill (over 100,000 gallons) during the term of this Contract.

          G. Failure of Carrier to provide two (2) alert, rested and certified Tankermen onboard during all cargo operations.

          H. Failure of Carrier to report casualties and "near misses" to Shipper as per Subsection 3.10., above.

      In the event any of the above should occur, Shipper may terminate this Contract upon five (5) days advance written notice to Carrier.

16.4  Termination for Substandard Performance.

      This Contract may be terminated by Shipper based upon the substandard performance by Carrier of its obligations hereunder. Should Shipper believe Carrier's performance is substandard and wish to terminate this Contract pursuant to this Subsection, Shipper shall inform Carrier in writing of each item of performance which is believed to be substandard, providing full explanation, particulars and documentation of each such allegation. Carrier shall have thirty (30) days from receipt of Shipper's written statement of claim in which to respond in writing. If Carrier fails to respond in writing within the required time period, Shipper may terminate this Contract by providing Carrier with written notification of termination, specifying in such notice the precise date for termination. If Carrier responds in writing within thirty (30) days of receipt of Shipper's written statement of claim, proposing to cure the items of substandard performance, including the specifics of such cure, Shipper shall have the option, which must be exercised promptly, of accepting such cure and agreeing with a date by which such cure must be completed, or rejecting the proposed cure and requiring arbitration

Contract of Private Carriage
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      pursuant to Subsection 18.2., below. Should Carrier contest Shipper's allegations of substandard performance and do so in writing to Shipper within thirty (30) days of receipt of Shipper's written statement of claim, either party may compel arbitration of the dispute pursuant to Subsection 18.2., below. Any arbitration arising out of this Subsection shall be final and binding upon the parties and may not be appealed.

16.5  Prolonged Force Majeure.

      Either party may terminate this Contract pursuant to Subsection 11.1., above should an event or act of Force Majeure continue uninterruptedly for a period of fifteen (15) days, upon five (5) days advance notice to the other party.

16.6  Total Loss of Barge.

      It is understood and agreed that in the event of a declaration of total loss or constructive total loss of the Barge during the Contract term, Carrier shall be entitled to utilize a substitute Barge for a period of one hundred and twenty (120) days following the casualty giving rise to such declaration. Within thirty (30) days following the event which caused such declaration of total loss or constructive total loss, Carrier shall declare in writing to Shipper whether it will provide a replacement Barge for service under this Contract, meeting the requirements set forth herein, including without limitation Section 2., above. Such replacement Barge shall be tendered for delivery and approval of Shipper in accordance with the terms of this Contract within ninety (90) days following such declaration, failing which, Shipper shall have the unilateral right to terminate this Contract by written notice to Carrier, notwithstanding anything herein to the contrary.

16.7  Change of Ownership/Control.

      In the event of change of ownership/control of Carrier as identified in
      Section 15., above, Shipper shall have the right to terminate this Contract upon thirty (30) days written notice to Carrier, which right may be exercised at any time from receipt of the notice required pursuant to
      Section 15., above, and for one (1) year thereafter.

16.8  Automatic Termination.

      This Contract shall terminate automatically upon the appointment of a receiver for a party, the making by a party of a general arrangement for the benefit of creditors, or the filing of any type of bankruptcy proceeding by or against a party.

16.9  Termination By Assent.

      This Contract may be terminated at any time by the written agreement of Carrier and Shipper.

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16.10  Other Conditions.

       Termination of this Contract by a party pursuant to this section shall not waive, or estop that party from asserting, any other right or claim which that party may have under applicable law or this Contract.

17.    DEFINITIONS

       The following terms shall have the definitions set forth below for purposes of this Contract:

       Barrel: A barrel shall mean 42 U.S. gallons at sixty (60) degrees Fahrenheit.

       HECO:  refers to Hawaiian Electric Company, Inc.

       HELCO:  refers to Hawaii Electric Light Company, Inc.

       Joint Voyage: refers to any voyage on which both HELCO and MECO Cargo are transported on the Barge.

       MECO:  refers to Maui Electric Co., Ltd.

       Offer Letter: refers to the Carrier's Offer Letter to HECO in response to the RFP.

       Period of Responsibility: Carrier's period of responsibility associated with the Cargo shall commence at the shore riser connection and the SPM hose connection, as applicable (with Carrier responsible for actually making such connections) and shall continue as the Cargo is unloaded, distributed throughout the Barge, transported through to destination and until the Cargo passes the shore riser upon discharge (with Carrier responsible for making the connection between the hose and the shore riser). The Cargo shall be deemed completely within Carrier's care, custody and control during the foregoing period of responsibility.

       RFP: refers to the Request For Proposals issued by HECO on behalf of and as agent for HELCO and MECO on July 28, 2000.

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18.   DISPUTE RESOLUTION

18.1  General.

      There shall be two levels of dispute resolution applicable to this Contract, each of which is defined in this Section.

18.2  Technical Disputes.

      Technical disputes arising under or in the course of performance of this Contract shall be resolved by a single arbitrator. Technical disputes shall be limited to disputes arising pursuant to Subsections 5.15., 16.3. or 16.4. of this Contract, as well as all disputes arising out of or relating to: compliance with the requirements set forth in this Contract as to the Tug and Barge; compliance with the requirements set forth in this Contract for the Tug and Barge safety and environmental management; Vessel operation and/or navigation issues; pumping rates, cargo volumes and/or capacities; cargo losses; reporting requirements for marine casualties and "near misses"; compliance with recommended and/or required Vessel maintenance; adequacy of spill clean up equipment, procedures and drills; adequacy of spare parts on hand; and, Tug and Barge performance criteria.

      Promptly following execution of this Contract, the parties shall meet and shall agree upon a minimum of three (3) arbitrators who shall be authorized to arbitrate disputes arising under this Subsection. Such agreed list of arbitrators may be modified at any time by agreement of the parties. The arbitrators shall be persons from within the maritime industry who are agreed to be fair, neutral and knowledgeable of technical matters pertinent to this Contract.

      In the event of such technical dispute, either party may initiate arbitration pursuant to this Subsection by written notice to the other party, identifying the arbitrator from the agreed list who will resolve the dispute. Promptly following appointment, the arbitrator shall be responsible for establishing timetables and procedures for acquisition and presentation of information as well as for hearing each party's side of the dispute, but in any event the parties shall cooperate with the arbitrator such that a final written decision shall be issued by the arbitrator within sixty (60) days following appointment of the arbitrator. The arbitrator shall in all respects be governed by the terms and conditions of this Contract. The decision of the arbitrator shall be final and binding upon the parties and may not be appealed. Each party shall bear its own expenses in the arbitration of technical disputes, as well as one-half of the fees and costs incurred by the arbitrator.

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18.3.  All Other Disputes.

       All other disputes shall be resolved under the commercial arbitration rules of the American Arbitration Association.

          A.   Appointment of Arbitrator.  The parties shall attempt to agree on
               -------------------------
               a person with special knowledge and expertise with respect to the transportation of petroleum products in bulk to serve as arbitrator under the procedures established by the rules of the American Arbitration Association unless other specific rules and procedures are by mutual agreement established to apply to disputes submitted to arbitration under Subsection 18.3. If the parties cannot agree on an arbitrator within ten (10) days after a party initiates such process, each shall then appoint one person to serve as an arbitrator and the two thus appointed shall select a third arbitrator with such special knowledge and expertise to serve as chairman of the panel of arbitrators; and such three arbitrators shall determine all matters by majority vote; provided, however, if the two arbitrators appointed by the parties are unable to agree upon the appointment of the third arbitrator within five (5) days after their appointment, both shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within five (5) days thereafter, then either of the parties upon written notice to the other may require an appointment from and pursuant to the rules for commercial arbitration of the American Arbitration Association. Prior to appointment, each arbitrator shall agree to conduct such arbitration in accordance with the terms of this Subsection 18.3. The arbitration panel may choose legal counsel to advise it on the remedies it may grant, procedures and such other legal issues as the panel deems appropriate.

          B.   Arbitration Procedures.  The parties shall have thirty (30)
               ----------------------
               calendar days from the completion of the appointment process to perform discovery and present evidence and argument to the arbitrators. During that period, the arbitrators shall be available to receive and consider all such evidence as is relevant, within reasonable limits due to the restricted time period, and to hear as much argument as is feasible, giving a fair allocation of time to each party to the arbitration. The arbitrators shall use all reasonable means to expedite discovery and to sanction non compliance with reasonable discovery requests or any discovery order.

Contract of Private Carriage
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               The arbitrators shall not consider any evidence or argument not presented during such period and shall not extend such period except by the written consent of both parties. At the conclusion of such period, the arbitrators shall have thirty (30) calendar days to reach a determination. To the extent not in conflict with the procedures set forth herein, such arbitration shall be held in accordance with the prevailing rules of the American Arbitration Association for commercial arbitration.

          C.   Applicable Law.  The interpretation of this Contract and of the
               --------------
               rights and obligations of the parties hereunder in law, equity, or admiralty shall be governed by the general maritime law of the United States or, in the event there is no general maritime rule of law which is applicable, by the laws of the state of Hawaii.

          D.   Written Decision.  The arbitrators shall give a written decision
               ----------------
               to the parties stating their findings of fact, conclusions of law and final order, and shall furnish to each party a copy thereof signed by them within five (5) calendar days from the date of their determination.

          E.   Decision Binding on the Parties.  The arbitrator's decision shall
               -------------------------------
               be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction.

          F.   Costs of Arbitration.  The parties shall each pay fifty percent
               --------------------
               (50%) of the cost of the arbitrator(s) and any legal counsel appointed pursuant to Subsection 18.3.A., above. The substantially prevailing party shall otherwise be entitled to recover its legal fees and costs from the other party.

19.   GENERAL PROVISIONS

19.1  Audit.

      Shipper, at its sole discretion, may conduct its own audit of Carrier's policies, procedures and may inspect the Tug and Barge at any time during the term of this Contract for the limited purpose of verifying compliance with the terms and conditions set forth in this Contract. No such audit or inspection, however, shall increase Shipper's liabilities or responsibilities nor shall relieve Carrier of any liability or responsibility which it has assumed pursuant to this Contract.

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19.2  Shipper's Representatives.

      Shipper shall have the right and privilege of having its representative(s) visit the Vessels and observe operations while at port or sea. Shipper's representative(s) shall have access to the entirety of the Vessels, with the Master, officers and crew to cooperate with such representative(s) and to render any reasonable assistance that such representative(s) may require.

19.3  Liens Upon the Cargo.

      Neither Carrier nor any of Carrier's subcontractors, independent contractors or employees shall assert any liens upon the Cargo.

19.4  Business Policy.

      Carrier agrees to comply with all laws and lawful regulations applicable to any activities carried out in the name, or otherwise on behalf, of Shipper under the provisions of this Contract. Carrier agrees that all financial settlements, billings and reports rendered by Carrier to Shipper, as provided for in this Contract, shall, in reasonable detail, accurately and fairly reflect the facts about all activities and transactions handled for the account of Shipper.

19.5  Notices.

      Except as otherwise expressly provided herein, all notices and communications required by the terms hereof from Carrier to Shipper and from Shipper to Carrier shall be made in writing, facsimile or telex to the following addresses, or such other address as the parties may designate by notice, and shall be deemed given upon receipt:



               Shipper:     Manager, Power Supply Services Dept.
                            Hawaiian Electric Co., Inc.
                            P.O. Box 2750                 PHONE: (808) 543-4303
                            Honolulu, Hawaii 96840        FAX: (808) 543-4366

               Carrier:     Gordon L.K. Smith
                            Hawaiian Interisland Towing, Inc.
                            Pier 21, Main Office          PHONE: (808) 522-1000
                            Honolulu, Hawaii  96817       FAX: (808) 522-1003

19.6  Captions.

      Captions used herein are for convenience of reference only and shall have no force or effect or legal meaning in the construction or enforcement of this Contract.
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19.7   Assignment.

       This Contract shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that this Contract may be assigned by Shipper to the Trustee under Shipper's First Mortgage Indenture dated May 1, 1941, as amended.

19.8   Extension of Benefits.

       All limitations upon or exemptions from liability granted to a party pursuant to this Contract shall be deemed extended to the directors, officers, members, and employees of that party.

19.9   Entire Contract.

       This document, including the RFP, Carrier's completed Prequalification Questionnaire, Carrier's Offer Letter and all exhibits and attachments referenced or otherwise incorporated herein, constitutes the entire agreement between the parties and expressly supersedes and negates all prior or contemporaneous negotiations, communications, understandings and agreements, whether written or oral. This agreement shall not be modified or amended except through a writing signed by both Shipper and Carrier.

19.10  Severability.

       Carrier and Shipper agree that if, and in the event, any term or provision of this Contract shall be rendered or declared invalid or unenforceable by reason of any existing or subsequently enacted legislation or by decree or judgment of any court which shall have or acquire jurisdiction over the parties and each of them or jurisdiction "in rem" of the Vessels, the invalidation or unenforceability of such term or provision of this Contract shall not thereby affect the remaining terms, provisions, rights and obligations herein contained.

19.11  Regulatory Approval.

       This Contract is required to be filed with the Hawaii Public Utilities Commission ("PUC") for approval, with such approval to be a condition precedent to Shipper's obligation to perform hereunder. Following award of this Contract to Carrier, both parties agree to use their best good faith efforts to obtain such approval.
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          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed as of the day and year first above written.


                                        HAWAIIAN INTERISLAND TOWING, INC.
                                        "Carrier"


                                        By /s/ Gordon L. K. Smith

                                           Its President



                                        HAWAII ELECTRIC LIGHT COMPANY, INC.
                                        "Shipper"



                                        By /s/ Warren  H. W. Lee

                                           Its President



                                        By /s/ Paul N. Fujioka

                                           Its Assistant Treasurer

Contract of Private Carriage
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                                   EXHIBIT A


                              BARGE REQUIREMENTS


          The following are warranted by Carrier with respect to the Barge and its equipment and machinery employed under this Contract.


     GENERAL
     -------

     The Barge shall be a new build, double-hulled and OPA-90 qualified tank barge.

     CAPACITY
     --------

          Storage (minimum):

          25,000 bbl. No. 6 Industrial Fuel Oil minimum.
          30,000 bbl. No. 2 Diesel Fuel Oil minimum.
          10,000 bbl Grade A Cargoes

          Single voyage capacity (minimum):

          65,000 bbl Total.

     CARGO SEGREGATION
     -----------------

     Any Barge used in service to Shipper shall be equipped with a system of cargo tanks and piping that will provide for the segregation of three grades. There shall be regular segregation of diesel and black oil; cross connection of other grades to be double blocked.

     Piping is to be configured to allow future conversion of tanks dedicated to No. 6 fuel oil to diesel service at a date to be determined by Shipper.

     Tanks shall be arranged to allow for proper trim control with any single cargo type loaded on board.

     BALLAST
     -------

     Any Barge used in service to Shipper shall be capable of ballasting water from designated ballast tanks located in the double bottom and wing tanks. A ballast pump shall be provided to ballast or de-ballast the Barge within ten hours.
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     DISCHARGE PUMPING RATES
     -----------------------

     No. 6 Industrial Fuel Oil: 3,000 barrels per hour (BPH) at 110 Degrees F minimum.
     No. 2 Diesel Fuel Oil: 3,000 BPH minimum.
     Grade A cargoes: 2000 BPH minimum
     Rail pressure: 100 psi at manifold

     MANIFOLDS
     ---------

     Any Barge used in service to Shipper shall be equipped with cargo manifolds, piping valves, hoses, cranes and other equipment sufficient to permit Cargo loading and/or discharge operations for each cargo on both port or starboard side.

     MULTIPLE GRADES
     ---------------

     Any Barge used in service to Shipper shall be equipped with cargo manifolds, pumps and piping sufficient to permit the loading and discharge of three different Cargo grades simultaneously.

     EMERGENCY SHUTDOWN
     ------------------

     Any Barge used in service to Shipper shall be equipped to permit emergency shutdown of the pumping system from more than one location, of which at least one shall be on deck and situated such that no point on the barge deck is more than 75 feet from a shutdown.

     DECK CONTAINMENT
     ----------------

     Any Barge used in service to Shipper shall be equipped with a deck containment coaming to reduce the likelihood that cargo spilled from cargo hatches, hose connections, oil loading manifolds, hose storage trough, above-deck lines and valves and transfer connections may enter the water or land environment. Provision shall be made to assure that rainwater draining from the deck shall not carry contaminates overboard.

     Spill tank(s) with total capacity of 1000 gallons, located just below the main deck aft, are to be provided to capture all contaminates that collect on the deck. The spill tanks are to be provided with pump-off capabilities located on the Barge in the vicinity of the spill tank(s).
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Contract of Private Carriage
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     HEATING
     -------

     Any Barge used in service to Shipper shall be fitted with heating coils in all cargo tanks in which residual fuel oil type cargo, such as No. 6 Industrial Fuel Oil, is to be carried. The coils shall be supplied with heat by a diesel fired retort system of 5.0 million BTU's/hr capacity.

     ELECTRICITY
     -----------

     Any Barge used in service to Shipper shall have diesel generators of sufficient capacity to safely provide electrical power to all Barge equipment and machinery in any and all operations including full operation of pumps and other equipment necessary to loading/discharging of cargo with one generator out of service.

     Diesel engines are to be inspected to ensure that all components are within manufacturer's tolerances; maintenance records are to be available for confirmation of PMS.

     An overhaul shall be conducted on the generator engines of the Interim Barge prior to tendering for delivery to Shipper pursuant to this Contract if over 50 percent of the engine hours (based on manufacturer's recommendation for periods between overhauls) have been exhausted since the last overhaul period.

     HOSE PRESSURIZATION
     -------------------

     Any Barge used in service to Shipper shall be fitted with equipment of sufficient capacity and piping to safely clear cargo hoses of retained Cargo after completion of Cargo operations.

     ALARMS/LEVEL INDICATORS
     -----------------------

     Any Barge used in service to Shipper shall be fitted with electronic and mechanical high level alarms (high and high-high) in all cargo tanks. Void spaces are to be fitted with bilge alarms. These alarms are to be fitted with audible and visible signals to alert the tankermen or Tug crew.

     TOILET FACILITIES
     -----------------

     Any Barge used in service to Shipper shall have toilet facilities provided for use during loading and discharge operations. If portable, the facilities shall be capable of being properly secured so as to withstand boarding seas and inclement weather.
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Contract of Private Carriage
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     COATINGS
     --------

     All tanks, voids and ballast compartments are to be coated with materials acceptable to Shipper and compatible with the cargoes carried. Zinc anodes shall be installed in ballast tanks. Coatings are to be maintained and renewed as necessary. Coatings shall be in Good condition per ABS Coating Systems Guidance Assessment Scale.

     There shall be no greater wastage from the original plate thickness in any tanks, voids, compartments, shell plating, fittings or piping than is allowed by the USCG, the relevant Classification Society or as otherwise allowable pursuant to Carrier's overriding responsibility for the seaworthiness and safety of all Vessels, equipment and operations consistent with the best marine practices available. Any release or discharge of Cargo caused by wastage in any tank, void, compartment, plating, fitting or piping shall be deemed a per se breach of Carrier's overriding responsibility for the seaworthiness and safety of all Vessels, equipment and operations consistent with the best marine practices available.

     OIL SPILL ABATEMENT EQUIPMENT
     -----------------------------

     Any Barge used in service to Shipper shall have oil spill abatement equipment and supplies. Equipment and supplies shall include, but not be limited to1,500 feet (minimum) of oil spill boom, boom deployment skiff, spare bridles and two lines anchor/buoy system, sweeps, sorbent sheets, transfer pumps, and skimmer. In addition, personal protective clothing and gear and other related emergency oil spill cleanup equipment consistent with the Vessel's oil spill response plan and all U. S. Coast Guard requirements shall be provided.

     EMERGENCY TOW WIRE
     ------------------

     Any Barge used in service to Shipper shall be rigged for towing operations with an emergency towing pennant or insurance wire. A pickup line with buoy shall be attached to the insurance wire and streamed when underway. The emergency tow wire and the shackles used to make the centerline tow pad at the bow need to be of comparable size to the tugs tow gear. In addition, the insurance wire is to lead from the bow tow pad down one side of the barge, to the stern, held in place with steel clips.

     MOORING EQUIPMENT
     -----------------

     Any Barge used in service to Shipper shall be equipped with appropriate mooring bitts and sufficient forward winch/capstan and winch/capstan-drum capacity to lift the mooring hawser and chafe chain of the Tesoro Hawaii SPM. The forward winch/capstan is to be rigged to be capable to lift the barge chain tow bridles clear of the water when necessary.
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Contract of Private Carriage
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     Any Barge used shall be equipped with a crane or A-frame type gallows, tie off bitts and manifold rail suitable for lifting and tying off the floating hose at that facility pursuant to the requirements set forth in Exhibit C attached hereto. The crane shall be sufficient to permit loading and/or discharge operation from each cargo on both sides of the Barge.

     SPARES
     ------

     Carrier shall maintain spare parts in Hawaii to facilitate immediate repairs to major components necessary to the operation, loading and discharge of the Barge. These may include, cargo pumps, generators, retort, valves, compressors, ventilation fans, alarms, sensors, etc.

     ANCHORING SYSTEM
     ----------------

     The Barge shall be equipped with anchoring and/or retrieval system or systems meeting USCG requirements as well as consistent with Carrier's overriding responsibility for the seaworthiness of all Vessels, equipment and operations consistent with the best marine practices available.

     CERTIFICATION
     -------------

     Applicable Laws of the United States for a Vessel of U.S. Registry

     U.S. Coast Guard Certification of Inspection for ocean service as an unmanned tank barge, including compliance with 33 CFR 157.10d: Double Hulls on tank vessels

     American Bureau of Shipping Rules for Building and Classing Steel Barges, Maltese Cross A1 and Circle E

     International Load Line Certificate.

     IMCO Rules for Tonnage Measurement

     International Convention for Prevention of Pollution from Ships (MARPOL), Including Requirements Pertaining to the Issuance of International Oil Pollution Prevention Certificates

     International Convention for Prevention of Collisions

Contract of Private Carriage
Page 53 of 77

     Oil Companies International Marine Forum (OCIMF) Recommendations for Oil Tanker Manifolds and Associated Equipment for Category "A" Vessels (16,000 to 25,000 DWT)

     Oil Pollution Act of 1990

     American Waterways Operators (AWO) - Responsible Carrier Program, ISO 9000 (or standards which supersede them) and ISO 14000 (or standards which supersede them).

     CARGO TANKS
     -----------

     Any Barge used in service to Shipper shall have cargo tanks provided with suction wells (recessed into the double bottom), butterworth plates, ullage openings, b-valves for revenue gauging, and pressure/vacuum valves.

     Tank bottoms and tank outboard side bulkheads shall have their plate stiffeners located in the double hull void spaces.

     HULL
     ----

     Special attention shall be given to the fore end design to reduce the stresses induced by slamming, especially in the light condition. Additional strength should be provided in the Barge hull in way of areas that the Tug uses while maneuvering alongside or docking.

     VAPOR CONTROL
     -------------

     The Barge must comply with the vapor control, closed gauging and overfill protection requirements identified in 46 CFR, Chapter 1, Subchapter D, Part 39, and must specifically comply with 46 CFR 39.20-7, rather than 46 CFR 39.20-9.

     SURVEY
     ------

     Any Barge used in service to Shipper shall undergo a condition survey prior to final acceptance to ensure safe operability of the Barge. Carrier shall, at its expense and at the inception of the Contract term and each thirty (30) months thereafter, provide Shipper with a condition survey of the Barge which states that the Barge is in conformity with Contract requirements and is otherwise safe and suitable for the intended operation.

     COMPLIANCE
     ----------

     IEEE Std. No. 45, Recommended Practice for Electrical Installations on Shipboard and International Electro Technical Commission (IEC)

Contract of Private Carriage
Page 54 of 77

                                  EXHIBIT A-1

                             BARGE SPECIFICATIONS

     (Exhibit A-1 includes a description of the Barge to the degree currently possible; a final version of Exhibit A-1 shall be attached upon completion of construction of the Barge)

                               (NEW-BUILD BARGE)

GENERAL:

The barge shall be built to the present ABS rules for building and classing a Maltese Cross A-1, unmanned oil tank barge, complying with OPA-90. The barge shall be certified to carry grade "A" or lower products. The barge is based on a proven design that has been in continuous service on the West Coast. The piping layout is based on the piping installed on Barge NOHO HELE. This system has proven to be exceptionally effective in the current fuel transportation contract. The design attributes of the new-build barge combine to optimize the barge's design and specifications for service in Hawaiian Electric Company, Inc.'s Fuel Transportation Contract.

The barge shall be delivered with the following documentation:

1.   USCG Coast Guard Certificate of Inspection
2.   ABS Load line Certificate
3.   International Tonnage Certificate
4.   USCG Stability Letter
5.   USCG Certificate of Documentation

The barge hull shall have a length of 328', a width of 76', side shell depth of 22', with a 5' trunk; double hulled, all oceans grade "A". The hull shall have twelve (12) cargo tanks, being longitudinally divided with one (1) longitudinal centerline bulkhead and transversely divided with seven (7) transverse bulkheads.

CAPACITY:

Storage:
25,200 bbl. No. 6 Industrial Fuel Oil
34,200 bbl. No. 2 Diesel Fuel Oil
10,400 bbl Grade A Cargoes

Single voyage capacity:
69,600 bbl. Total.

OUTFITTING:

1.   One (1) tanker man office
2.   One (1) engine space
3.   Four (4) 1000 watt floodlights located as requested
4.   Four (4) double bitts
5.   Eight (8) kevel bitts, four (4) located down each side
6.   Towing pads
7. Four (4) recessed hull boarding ladders coming around the perimeter of deck per regulatory requirements
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Contract of Private Carriage
Page 55 of 77

8.   Six (6) push-knees, three per side
9. One (1) hose handling crane, 65 foot boom, approximately 2000 pound lifting capacity,
10. Access ladders, 16 inch width, into all tanks/voids, approximately 28 locations
11.  One (1) breakwater
12.  One (1) mounting cones for a 20 foot spill van
13.  Four (4) open chocks, located as directed
14.  One (1) closed chock, located as directed
15.  One set of USCG approved light screens and battery boxes (no lights)
16.  Fire extinguishers, five (5) 20lb CO2
17.  Ballast system
18.  Ballast pump
19.  Hand rails
20.  Exterior paint, painted voids/ballast tanks; cargo tanks

CARGO SYSTEM:

1.   Five (5) Caterpillar/equivalent 170hp pump engines
2.   Two (2) Caterpillar/equivalent 80kw generator sets
3. Five (5) 10" 14GM 4-stage deep well Byron Jackson pumps, with Amarillo right angle drives
4.   Five (5) 30" deep well cans
5.   Five (5) 4x6 relief valves
6.   12 expansions domes
7.   12 high level 1-meter "dip sticks"
8.   12 high level sound alarms
9.   12 "B" valves
10.  Heating coils
11.  Air compressor
12. One (1) towing shape, One "red" loading light, One red bravo flag located on single mast positioned on the engine room
13. Vapor recovery, (3) systems with high pressure relief header valves; suitable for 5000 barrels per hour loading
14. 10" below deck piping, loop system with 10" cargo valves and block valves as per drawings
15.  Three (3) remote shutdowns
16.  8" on deck cargo valves, piping and headers
17.  Fuel shutdowns located outside the engine space
18.  Spill containment for headers
19.  Signage
20. Cargo pipe lines to be tested to 225 psi and certified with a safe working load of 150 pounds.

CARGO SEGREGATION:

Barge is equipped with a system of cargo tanks and piping that will provide for the segregation of three grades. There is regular segregation of diesel and black oil; cross connection of other grades are double blocked. Piping is configured to allow future conversion of tanks dedicated to No. 6 fuel oil to diesel service. Tanks are arranged to allow for proper trim control with any single cargo type loaded on board.

Contract of Private Carriage
Page 56 of 77

PLANS, MANUALS AND OTHER DATA

A.  Construction Plans

The barge shall be constructed in accordance with U.S. Coast Guard approved plans.

B.   Certification

     Barge meets the following certification criteria:

a.   Applicable Laws of the United States for a Vessel of U.S. Registry
b. U.S. Coast Guard Certification of Inspection for ocean service as an unmanned tank barge, including compliance with 33 CFR 157.10d: Double Hulls on tank vessels
c. American Bureau of Shipping Rules for Building and Classing Steel Barges, Maltese Cross A1 and Circle E
d.   International Load Line Certificate
e.   IMCO Rules for Tonnage Measurement
f. International Convention for Prevention of Pollution from Ships (MARPOL), Including Requirements Pertaining to the Issuance of International Oil Pollution Prevention Certificates
g.   International Convention for Prevention of Collisions
h. Oil Companies International Marine Forum (OCIMF) Recommendations for Oil Tanker Manifolds and Associated Equipment for Category "A" Vessels (16,000 to 25,000 DWT)
i.   Oil Pollution Act of 1990
j. American Waterways Operators (AWO) - Responsible Carrier Program, ISM, and ISO 9002. Barge will meet ISO 14001 certification prior to the start of the contract.

C.  Builder's Shop Drawings and Layouts

The Builder shall prepare shop drawings and layouts as necessary to construct the vessel. Two copies of these shop drawings and layouts shall be furnished to the Owner for review and approval. The Builder shall furnish the Owner with copies of the lofted hull offsets for approval prior to fabrication.

D.  Vendor Drawings and Technical Manuals

For all equipment purchased by the Builder, the Builder shall submit the following to the Owner:

     Purchase Technical Specifications
     Installation Plans and Technical Data
     Preliminary Technical Manuals
     Operation Manual
     Maintenance and Service Manual
     Assembly Drawings with repair part ordering information

E.  Signs and Safety Precautions

The Builder shall prepare and post the safety and precaution signs, placards and notices required by the regulatory bodies. The Owner will furnish the Piping Diagrams and Oil Transfer Procedure required by the U.S. Coast Guard Regulation (CFR 33 part 155.720). These documents shall be suitably framed and posted in the Tankerman's Shelter. In addition, the Builder shall frame and post all the certificates required to be carried on board in the Tankerman's Shelter.

Contract of Private Carriage
Page 57 of 77

F.  Survey

Barge will undergo a condition survey prior to final acceptance to ensure safe operability of the Barge. Carrier shall, at its expense and at the inception of the Contract term and each thirty (30) months thereafter, provide Shipper with a condition survey of the Barge which states that the Barge is in conformity with Contract requirements and is otherwise safe and suitable for the intended operation.

G.  Compliance

Barge complies with IEEE Std. No. 45, Recommended Practice for Electrical Installations on Shipboard and International Electro Technical Commission (IEC).

SCHEDULE

The Builder shall submit a schedule to the Owner that shows "key" dates such as "delivery of steel" and start of "pre-fabrication". The Owner shall be notified of anything that may effect the completion date. The schedule shall be updated every week as the work progresses.

MATERIALS

The Builder shall furnish all materials required. All material shall be suitable for the service intended. The material specified on the plans shall be used. Material substitutions shall not be made except with the approval of the Owner. All steel used shall be new carbon steel, A.S.T.M. A-36 or A.B.S. Grade A.

INSPECTION AND TESTS

The Builder shall be responsible for in process inspections. Prior to acceptance of the barge, at the convenience of the Contractor, a complete final inspection of all work will be made jointly by the Contractor and the Owner's Representative. Incomplete work noted during this inspection shall be completed by the Contractor prior to closing the spaces and acceptance of the barge by the Owner. The Builder shall fill all engines with water, anti-freeze, and lubricants. The engines, cranes, and electrical system shall be tested by the Builder. During start-up and test, an engine vendor's representative shall be engaged to check-out the engines. The Owner's Representative and the U.S. Coast Guard inspector shall be notified prior to engine and equipment tests so that they can attend the tests. The hull tanks and voids shall be hydrostatically and air tested in accordance with the A.B.S. Rules.

HULL STRUCTURE, ARRANGEMENT AND OUTFIT

A.  Arrangement and Scantlings

The hull shall be constructed in accordance with the plans.

B.  Hull

Special attention has been given to the fore end design to reduce the stresses induced by slamming, especially in light condition. Additional strength is provided in the Barge hull in way of areas that the Tug uses while maneuvering alongside or docking.

C.  Fuel Tanks

Diesel Fuel oil tanks are to be installed as shown on the plans. The tanks are to be 5,900 gallons capacity each. The tanks are to be U.S. Coast Guard approved.

Contract of Private Carriage
Page 58 of 77

D.  Boarding Ladders

Boarding ladders shall be provided on each side at each end (4 places) as shown on the plans. The ladder rungs shall be one-foot apart and staggered for easy access. Hand grabs shall be installed on the deck and trunk sides as shown on the plans.

E.  Vent and Limber Holes

Framing in the cargo tank spaces and voids shall be provided with limber and vent holes as shown on the plans. Framing in the rakes shall have adequate limbers to insure drainage.

F.  Deck Houses

A steel deck house is to be installed aft to house a pump engine room, diesel generator room and a storeroom. A void shall be located under this deck house. Two bolted plate manholes shall be installed for access into this void. The engine rooms shall be provided with weather tight openings for engine cooling air and ventilation.

A Tankerman's shelter shall be installed on the starboard side forward.

A file cabinet (4 drawer, legal size), steel desk (30 x 60), steel swivel chair, and steel personnel lockers (single tier, 3 wide) shall be installed in the Tankerman's Shelter. Windows shall be installed on each of the four sides of the shelter to provide the Tankerman with a view of the deck. Half the windows shall be "slider" type capable of opening for ventilation. The store room bulkheads shall be fitted with steel shelving. Dead lights shall be located on the front and sides of the aft deck house so that the tankerman has a clear view of the deck from the Machinery Rooms.

G.  Bitts, Kevels and Barge Connectors

Bitts, kevels, closed chocks, and Barge connection winches shall be furnished and installed as shown on the plans.

H.  Deck Containment

Barge is equipped with a deck containment coaming to reduce the likelihood that cargo spilled from cargo hatches, hose connections, oil loading manifolds, hose storage trough, above-deck lines and valves and transfer connections may enter the water or land environment. Provisions are made to assure that rainwater draining from the deck will not carry contaminates overboard.

I.  Spill Containment

Spill containment shall be provided at the two hose connections. Drain plugs shall be provided to drain clean water onto the deck.

J.  Emergency Tow Wire

Barge is rigged for towing operations with an emergency tow wire. A pickup line with buoy is attached to the insurance wire and streamed when underway. The emergency tow wire and shackles used to make the centerline tow pad at the bow are of comparable size to the tug's tow gear. In addition, the insurance wire leads from the bow tow pad down the starboard side of the barge, to the stern, and is held in place with stainless steel clips.

Contract of Private Carriage
Page 59 of 77

K.  Mooring Equipment

Barge is equipped with appropriate mooring bitts and sufficient forward winch/capstan and winch/capstan-drum capacity to lift the mooring hawser and chafe chain of the Tesoro Hawaii SPM. The forward winch/capstan is rigged to be capable of lifting the barge chain tow bridles clear of the water when necessary.

L.  Doors

Doors may be fabricated or purchased. They shall be weather tight or watertight. Watertight dogged doors shall be provided with two dog wrenches. Stowage shall be provided on each side of the door. Doors shall be fitted with suitable hold open devices and hasps for padlocks. Hold open devices shall be arranged with suitable hooks and eyes for securing so paint will not be worn by motion of the vessel.

M.  Hose Handling Crane

Hose handling crane shall be installed as shown in the plans. The crane is to be pedestal mount, rotating, and hydraulically operated. Hydraulic power is to be furnished by a hydraulic pump driven by the generator drive engine. The crane is to be rated for a Safe Working Load of 1,000 pounds at 65 feet reach and 2000 pounds from 5 to 45 feet reach. The crane is to be operated from control valves mounted on the crane pedestal.

N.  Draft and Identification Marks

Draft marks, name, and hailing port are to be installed as raised metal figures cut from 1/4 inch plate welded all around to the hull. The official number is to be placed in the bow rake port side next to the access hatch and outlined with weld beads. Name letters are to be 12" high. Other letters and figures are to be 6" high. The state name is not to be abbreviated.

O.  Workmanship and Clean-up

In addition to the general regulatory body requirements, the following good workmanship practices shall be followed:

1.   Welding is to be performed in accordance with the A.B.S. Rules.
2. Welding procedures as approved by the American Bureau of Shipping shall be furnished to the Owner's Representative.
3. Personnel welding qualifications shall be furnished to the Owner's Representative. If unsatisfactory welding is performed, the Owner's Representative may direct the Contractor to remove unqualified individuals from working on the vessel.
4. Inspection of welds shall be carried out in accordance with A.B.S. Rules for Ocean Tank Barge Grade A vessels. The Owner's Representative shall designate locations for radiographic and other non-destructive tests.
5. All cuts shall be neat and fair. Where necessary, unfairness shall be weld repaired and/or ground out.
6. Decks, bulkheads, shell plating and other place structures shall have surfaces reasonably fair, without buckles, kinks, or other surface irregularities.
7. All exposed edges such as around holes and edges of flange plates shall be ground smooth and the corners broken in order to protect personnel from injury and for the adherence of paint.
8.   All external welds exposed to the weather shall be continuous and sealed.
9. All cut-outs shall be fair and smooth without gouges. "Rough" cut-outs shall be built up with weld and ground smooth.
10. Structural connections shall be properly fit. The Builder shall make allowances so that stiffeners and brackets on opposite sides of plates line up. Improper fitting shall be cause for rejection. The Builder shall correct any bad fit-ups.

Contract of Private Carriage
Page 60 of 77

11. All temporary brackets, clips and other projections used for construction shall be removed, flushed off, and ground smooth.
12. Any indentation or pits from removal shall be filled with weld metal and ground smooth.
13. Any indentation or pits from removal shall be filled with weld metal and ground smooth.
14.  All welds shall have slag completely removed.
15. Prior to delivery, the Builder shall thoroughly clean the barge. All Builder's equipment, staging, temporary lighting, hoses and other equipment used in construction shall be removed. Particular attention shall be directed to the cargo piping and cargo tank spaces. All debris and dirt shall be completely removed. All metal pieces, weld rod ends, bolts and other foreign materials shall be completely removed.

P. TESORO HAWAII OFFSHORE SINGLE POINT MOORING TERMINAL

     Carrier warrants the following with respect to the Barge and its equipment and machinery employed under this Contract:

a. Barge is configured to moor stern-to-the-buoy with the hose connections at the starboard-side manifolds.

b. Mooring equipment: Barge winches are capable of heaving the end of the 76mm chafe chain on board and adjacent to the barge mooring connection in a safe and efficient method.

c. Mooring connection: Barge is capable of accepting OCIMF-standard tri-plate at the end of the mooring hawser/chafe chain assembly.

d. Hose handling equipment: Its located at the starboard side cargo manifolds. The Safe Working Load of the hose derrick, crane or A-frame is 5 tons. Manifolds and hose hang off points are capable of sustaining the weight of the standard 12 inch floating cargo hose.

e. The Barge is equipped with an ocean oil containment boom equal in length to twice the length of the barge and is capable of being deployed by available personnel and boats.

MACHINERY AND PIPING

A.   Multiple Grades

Barge is equipped with cargo manifolds, pumps and piping sufficient to permit the loading and discharge of three different Cargo grades simultaneously.

B.   Cargo Tanks

Barge has cargo tanks provided with suction wells (recessed into the double bottom), butterworth plates, ullage openings, b-valves for revenue gauging, and pressure/vacuum valves. Tank bottoms and tank outboard side bulkheads have their plate stiffeners located in the double hull void spaces.

C.   Cargo Pumps

Five cargo pumps shall be installed. Each pump shall have a minimum rating of 2000 barrels per hour at a discharge pressure of 125 psi. Pumps shall be vertical, centrifugal deep-well type with right angle drive capable of stripping. Pumps shall be Bryon-Jackson with mechanical seals and special Graphalloy bearings. Pump cans shall be fitted with nozzles for a relief valve discharge connection (6").

Contract of Private Carriage
Page 61 of 77


D.  Discharge Pumping Rates

a.     No. 6 Industrial Fuel Oil: 4,000 barrels per hour (BPH) at 110 Degrees F.
b.     No. 2 Diesel Fuel Oil: 4,000 BPH
c.     Grade A cargoes: 2,000 BPH
d.     Rail pressure: 125 psi at manifold

E.  Generator Set Diesel Engines

Two generator sets shall be 80kw, driven by 170hp diesel engines as described on the plans. The engines shall be radiator cooled with features similar to the cargo pump engines with electric start by batteries.

F.  Cargo Pump Diesel Engines

Each pump shall be driven by an industrial type radiator cooled diesel engine. A clutch shall be provided to disconnect the pump from the engine. The radiator shall be rated for an ambient temperature of 120 degrees Fahrenheit. The fan shall discharge the cooling air through the radiator away from the engine. Exhaust mufflers for spark arresting and noise reduction shall be installed. Pump drive engines shall be electric start by batteries. A primary fuel filter, sediment and water trap such as a Racor-dual element shall be installed in each engine fuel supply line in addition to the engine manufacturer's standard equipment. Pump engine controls shall be arranged for local control and for remote control (clutch and throttle controls) outside the machinery room in the weather on the forward deck house bulkhead. At the remote station, the only instrument required is a tachometer.

G.  Emergency Shutdown

Barge is equipped to permit emergency shutdown of the pumping system from three locations on deck, situated such that no point on the barge deck is more than 75 feet from a shutdown.

H.  Cargo Piping

The cargo piping shall be arranged as shown on the plans. Non-vortex forming bellmouths shall be installed at each cargo tank suction pipe. Valves inside the cargo tanks shall be fitted with remote operating reach rods and with valve stands located on deck. Reach rods and fittings shall be at least 1 1/2" in diameter. A pressure gage shall be installed at each pump discharge. A pressure/vacuum gage shall be installed in each pump suction. Valves and piping shall be in accordance with the regulatory body requirements. A cast steel relief valve shall be installed in each pump discharge. Adaptor fittings and blank flanges shall be furnished as shown on the plans. Hose storage racks shall be installed as shown on the plans. Hoses shall be rated for150 psi maximum working pressure and be suitable for suction vacuum conditions.

I.  Manifolds

Barge is equipped with cargo manifolds, piping valves, hoses, cranes and other equipment sufficient to permit Cargo loading and/or discharge operations for each cargo on both port or starboard side.

J.  Ballast

Barge is capable of ballasting water from designated ballast tanks located in the double bottom and wing tanks. A ballast pump is provided to ballast or de-ballast the Barge within ten hours.

Contract of Private Carriage
Page 62 of 77


K.  Vapor Control

Barge is equipped with ship-type vapor control system (barge-type is inadequate) suitable for eliminating potential overfill hazards, overpressure and vacuum hazards, and sources of ignition.

The vapor recovery and closed gauging system shall be installed as shown on the plans.

L.  Heating

Barge is fitted with heating coils in all cargo tanks in which residual fuel oil type cargo, such as No. 6 Industrial Fuel Oil, is to be carried. The coils are supplied with heat by a diesel fired retort system of 5.0 million BTU's/hr capacity.

M.  Electrical System

Barge has diesel generators of sufficient capacity to safely provide electrical power to all Barge equipment and machinery in any and all operations including full operation of pumps and other equipment necessary to loading/discharging of cargo with one generator out of service.

The electrical system shall be installed as shown on the plans. Two sets of batteries shall be installed to start the diesel engines. Each battery set shall consist of two heavy duty marine service batteries of at least 160 ampere-hours storage capacity for each battery. The battery banks shall be at least 24 volts and matched to the pump drive engine electrical system. A battery charger shall be installed to charge the pump engine starting batteries.

N.  Hose Pressurization

Barge is fitted with compressed air equipment of sufficient capacity and piping to safely clear cargo hoses of retained Cargo after completion of Cargo operations.

O.  Alarms

Barge is fitted with electronic and mechanical high level alarms (high and high-high) in all cargo tanks. Void spaces are fitted with bilge alarms with audible and visible signals to alert the tankermen or Tug crew.

P.  Toilet Facilities

Barge has portable toilet facilities provided for use during loading and discharge operations. The portable facilities are capable of being properly secured so as to withstand boarding seas and inclement weather.

Q.  Navigation Lights and Shapes

Navigation lights shall be installed as shown on the plans. A red barge loading light and a red loading flag shall be installed on a mast on top of the Tankerman's Shelter. The red loading light may be powered from the lighting system.

R.  Oil Spill Abatement Equipment

Barge has oil spill abatement equipment and supplies including, but not be limited to, 1,500 feet of oil spill boom, boom deployment skiff, spare bridles and two lines anchor/buoy system, sweeps, sorbent sheets, transfer pumps, and skimmer. In addition, personal protective clothing and gear and other related emergency oil spill cleanup equipment consistent with the Vessel's oil spill response plan and all U.S. Coast Guard requirements are provided.

Contract of Private Carriage
Page 63 of 77


S.  Spares

Carrier will maintain spare parts in Hawaii to facilitate immediate repairs to major components necessary to the operation, loading and discharge of the Barge including cargo pumps, generators, retort, valves, compressors, ventilation fans, alarms, sensors, etc.

T.  Anchoring System

The anchoring system is radio controlled for emergency release of the anchor by the tug. Anchor equipment meets the criteria for ABS Circle E.

PAINTING AND CORROSION PROTECTION

A.  Sandblasting

All steel surfaces, including the interior of the liquid cargo tanks and void spaces, are to be sand blasted to "near white" metal finish as defined by the Steel Structures Painting Council (SSPC). Finish blasting shall be completed with dry air and grit to insure a moisture-free surface. Blasted surfaces shall be prime coated within the same work shift as the blasting is accomplished in order to prevent rusting.

B.  Coatings

All tanks, voids and ballast compartments are coated with materials that are compatible with the cargoes carried. Zinc anodes are installed in ballast tanks.

All coatings will be supplied by the Builder. All surface preparation, temperature and humidity conditions, and applications of coating materials shall be in accordance with the coating manufacturer's recommendations. The Builder shall engage the services of a coating manufacturer's representative to provide technical assistance with the application and to inspect for conformance with the manufacturer's recommended practices. All surfaces will be inspected and approved by the coating manufacturer's representative before coating commences, between coats and after painting is completed. Satisfactory staging and lighting shall be provided for coating work and inspection. The coating manufacturer's representative shall submit a written report describing the surface preparation, coating types and finished dry film thicknesses. The coating manufacturer's warranty shall also be furnished to the Owner. Where dry film thickness (DFT) is specified, it shall have precedence over the number of coats specified. The film thickness readings shall be made with a General Electric, Elcometer, Microtest, or other approved gage in accordance with the manufacturer's instructions.

C.  Touch-up Painting

The Builder shall "touch-up" all surfaces damaged during construction including equipment surfaces. Coatings shall match purchased equipment. When the barge is completed, all surfaces shall present a clean smooth appearance without blemishes. "Cut-in" paint boundaries shall be neat and sharp.

Contract of Private Carriage
Page 64 of 77


                                  EXHIBIT A-2


                         INTERIM BARGE SPECIFICATIONS


OWNER:                             Hawaiian InterIsland Towing, Inc.
NAME:                              NOHO HELE
TYPE:                              Fuel Barge
OFFICIAL NUMBER:                   649  722
CALL SIGN:                         WTF  8117
DESIGNER/BUILDER:                  Marine Power Equipment
YEAR/LOCATION BUILT:               1982/Seattle
CLASSIFICATION:                    ABS + A1 Oil Barge
TONNAGE GROSS/NET:                 4185
LOAD LINE:                         ABS
DIMENSIONS (L/B/B):                340' x 78' x 19'
NUMBER OF TANKS:                   21
CAPACITY TOTAL:                    30,400 No. 2 Diesel Fuel
                                   37,080 No. 6 Industrial Fuel
LIGHT DRAFT:                       5'
DEEP DRAFT:                        16'
FUEL FOR PUMPS/GENERATOR:          10,096 Gallons
LUBES FOR PUMPS/GENERATOR:         110 Gallons
GENERATORS:                        2 x GM 4.71's 75 kw each
PUMPS:                             2 x GM 8V.71's for Black
                                   3 x GM 6.71's for Diesel
OIL SPILL RESPONSE EQUIPMENT:      Yes
CRANE/BOOM:                        2 Ton CRANE/A Frame
ADDITIONAL EQUIPMENT:              Container with Pollution Response Equipment

Contract of Private Carriage
Page 65 of 77


                                   EXHIBIT B

                               TUG REQUIREMENTS


          The following are warranted by Carrier with respect to the Tug and its equipment and machinery employed under this Contract.

     PROPULSION PLANT
     ----------------

     Any Tug used in service to Shipper shall be equipped with a twin engine, twin-screw, twin rudder configuration or equivalent acceptable to Shipper. The Tug shall have sufficient engine power to control the Barge in all wind, weather, sea and emergency conditions likely to be encountered while providing the service required by the Contract, and as otherwise required pursuant to Carrier's overriding responsibility for the seaworthiness of all Vessels, equipment and operations consistent with the best marine practices available.

     All propulsion equipment shall be inspected to ensure it is within manufacturer's recommended tolerances, and maintenance records are to be available to ensure that proper PMS has been performed. A Dychem contact test is to be conducted on reduction gears, clutches and bearings to determine if wear is within manufacturer's recommended tolerances.

     An overhaul shall be conducted on the main propulsion engines of the Tug prior to tendering for delivery to Shipper pursuant to the Contract if over 50 percent of the engine hours (based on manufacturer's recommendation for periods between overhauls) have been exhausted since the last overhaul period.

     REDUNDANCY
     ----------

     Any Tug used in service to Shipper shall be provided with vital system redundancy. All key systems shall be constructed such that complete redundancy is provided for main propulsion, engine controls, steerage and controls, electrical power, fuel oil supply, bilge and fire pumps and communications (VHF, SSB radios).

Contract of Private Carriage
Page 66 of 77


     FIRE FIGHTING EQUIPMENT
     -----------------------

     The tug shall be fitted with a house top fire and foam pilothouse controlled monitor for use in fighting fires on the barge. It shall be capable of discharging sea water or 3% AFFF foam at a rate of 375 GPM with 100 PSI minimum pressure at the nozzle. The pump and monitor shall be permanently installed and shall be capable of immediate operation. Provide seachest, piping, foam proportioner, valves, controls and components as necessary for a complete operating system. The pump may be engine or electric motor driven. If main propulsion engine driven it shall be capable of operating the pump at rated speed regardless of propeller RPM and thrust. The foam storage tank shall hold sufficient foam concentration to provide a 30 minute discharge of 3% concentration.

     NAVIGATION EQUIPMENT
     --------------------

     Any Tug used in service to Shipper shall be equipped with appropriate VHF and SSB communication equipment, cellular telephone, facsimile, and e-mail capabilities. In addition the Tug shall be equipped with two radars, fathometer, Global Positioning System receiver or equivalent position finding equipment, weather facsimile, magnetic and gyro compass, EPIRB, whistle, bell, rudder angle indicator, searchlight, autopilot, windshield wipers, navigation lights and public address system.

     EMERGENCY TOW RETRIEVAL EQUIPMENT
     ---------------------------------

     Any Tug used in service to Shipper shall be equipped with an Orville Hook.

     BARGE ANCHORING SYSTEM ACTIVATION
     ---------------------------------

     The Tug shall have such systems as may be necessary to activate or utilize the Barge Anchoring System identified in Exhibit A, hereto.

     SPARE PARTS
     -----------

     Any Tug used in service to Shipper shall have spare parts in Hawaii to allow immediate repair of key components including, but not limited to, main engine block, heads, crankshaft, pistons, liners, pumps, blowers, reduction gears, propellers and propeller shafts.

     PUBLICATIONS
     ------------

     Any Tug used in service to Shipper shall carry the following: Coast Pilot, Tide & Current Tables, charts, including Hawaiian Island coastal charts (full set) and large-scale charts for all harbors in Hawaii which are capable of accommodating the Tug and Barge, current Notices to Mariners, and Light List.

Contract of Private Carriage
Page 67 of 77


     CERTIFICATION
     -------------

     Applicable Laws of the United States for a Vessel of U.S. Registry

     U.S. Coast Guard Stability Letter which evidences compliance with regulations

     American Bureau of Shipping Rules for Building and Classing Steel Vessels Under 90 meters (295 feet) in Length, A1 Towing, AMS Domestic Service

     International Load Line Certificate

     AWO - Responsible Carrier Program, ISO 9000 and ISO 14000 (or standards which supersede them)

     COMPLIANCE
     ----------

     IEEE Std. No. 45, Recommended Practice for Electrical Installations on Shipboard and International Electro Technical Commission (IEC)

     TOWING WINCH
     ------------

     Any Tug used in service to Shipper shall be provided with a towing winch capable of towing the Barge under severe weather conditions. The towing winch shall be the double drum type with wire of suitable dimensions for towing the Barge on both drums at all times. Towlines shall have a closed socket at the end, and shall be of appropriate length consistent with Carrier's overriding responsibility for the seaworthiness and safety of all Vessels, equipment and operations consistent with the best marine practices available.

     ELECTRICITY
     -----------

     Any Tug used in service to Shipper shall be provided with diesel generators of sufficient capacity to safely provide electrical power to all Tug equipment and machinery in any and all operations, including full operation of pumps and other equipment with one generator out of service.

     Diesel engines are to be inspected to ensure that all components are within manufacturer's tolerances; maintenance records are to be available for confirmation of PMS.

     An overhaul shall be conducted on the generator engines of the Tug prior to tendering for delivery to Shipper pursuant to the Contract if over 50 percent of the engine hours (based on manufacturer's recommendation for periods between overhauls) have been exhausted since the last overhaul period.

Contract of Private Carriage
Page 68 of 77


     FENDERING
     ---------

     Any Tug used in service to Shipper shall be fitted with adequate fendering to ensure the Barge side shell is sufficiently protected.

     SURVEY
     ------

     Any Tug used in service to Shipper shall undergo a condition survey prior to final acceptance to ensure safe operability. Carrier shall, at its expense and at the inception of the Contract term and each thirty (30) months thereafter, provide Shipper with a condition survey of the Tug which states that the Tug is in conformity with Contract requirements and is otherwise safe and suitable for the intended operation.

Contract of Private Carriage
Page 69 of 77


                                  EXHIBIT B-1

                              TUG SPECIFICATIONS


OWNER:                                Hawaiian InterIsland Towing, Inc.
NAME:                                 NIOLO
TYPE:                                 Tow Boat/Salvage
OFFICIAL NUMBER:                      653  612
CALL SIGN:                            WAM  2519
DESIGNER/BUILDER:                     Swift Ships
YEAR/LOCATION BUILT:                  1982/Mississippi
CLASSIFICATION:                       ABS - A1 Towing
LOAD LINE:                            ABS
TONNAGE GROSS/NET:                    99/67
DIMENSIONS (L/B/D):                   117' x 34' x 17'
ENGINE/NUMBER/MODEL:                  EMD 2 x 16V 645 E Diesel
HORSEPOWER EACH/COMBINE:              1950 HP each: 3900 HP
BOLLARD PULL:                         45 Tons
FUEL:                                 117,000 Gallons
SPEED:                                12 Knots
RANGE:                                7500 Miles
TOWING WINCH:                         Markey TDS-032 Double Drum
TOWING WIRE:                          (2) 2" x 2,000'
BOW WINCH:                            Yes
ACCOMMODATIONS:                       5 x Staterooms = 10 Berths
ELECTRONICS:                          2 x SSB - 2 x VHF - 2 x  Radars -GPS
                                      SAT NAV - Fathometer - Autopilot -

Contract of Private Carriage
Page 70 of 77



                                   EXHIBIT C


                  MINIMUM REQUIREMENTS FOR BARGES CALLING AT
             TESORO HAWAII OFFSHORE SINGLE POINT MOORING TERMINAL


     The following are warranted by Carrier with respect to outfitting of any Tug and any Barge and their respective equipment and machinery employed under this Contract:

          A. The Tesoro Hawaii Single Point Mooring and sea berth terminal facility offshore Barbers Point (hereinafter "SPM terminal") specifies that any barge must be configured to moor stern-to-the-buoy with the hose connections at the starboard-side manifolds. Bow-to mooring will only be accepted on a case by case basis with appropriate modifications to the barge layout and procedures as determined by the SPM terminal operator.

          B. Mooring equipment: winches must be capable of heaving the end of the 76mm chafe chain on board and adjacent to the barge mooring connection in a safe and efficient method acceptable to the SPM terminal operator.

          C. Mooring connection: The Vessel must be capable of accepting OCIMF-standard tri-plate at the end of the mooring hawser/chafe chain assembly. The Vessel must have appropriately positioned bitts for the snotter connection, Smit-type towing bracket or other suitable approved connection acceptable to the SPM terminal operator.

          D. Hose handling equipment: It shall be located at the starboard side cargo manifolds. The Safe Working Load of the hose derrick, crane or A-frame shall be 5 tons. Manifolds and hose hang off points must be capable of sustaining the weight of the standard 12 inch floating cargo hose in the opinion of the SPM terminal operator.

          E. A suitable mooring assist/stand-by boat must attend the Vessel at all times when approaching, when moored and when departing the SPM terminal.

          F. The towing Tug shall at all times maintain a steady pull on the Barge in order to maximize the available distance from the SPM buoy. Common procedure is for the Barge to moor stern to the buoy with the towing Tug always engaged with the tow wire.

Contract of Private Carriage
Page 71 of 77

          G. The Barge shall be prohibited from mooring by the sole use of the mooring hawser pick up line. A mooring connection utilizing the chafe chain shall always be required.

          H. A minimum of two (2) qualified tankermen shall be required to attend the Vessel during all oil transfer operations at the SPM terminal.

          I. Carrier or the Barge operator shall take full responsibility in responding to any spill originating from the Vessel. The Barge shall be equipped with an ocean oil containment boom equal in length to twice the length of the Barge and which shall be capable of being deployed by available personnel and boats.

          J. The Vessel, Master, officers, crew, tankermen and Carrier shall operate in compliance with any and all laws, rules, regulations and required procedures as set forth in the Tesoro SPM terminal Operations Manual as submitted to the USCG and in compliance with an USCG approved oil spill contingency plan.

          K. Deviations, if any, from the preceding requirements must be expressly granted by the Tesoro SPM terminal operator.

Contract of Private Carriage
Page 72 of 77

                                   EXHIBIT D

                             MANNING REQUIREMENTS


     The following are warranted by Carrier with respect to the Vessel's Master, officers, crew and tankermen employed under this Contract.


     ALL OPERATING PERSONNEL: TRAINING/PROFICIENCY
     ---------------------------------------------

     All operating personnel including Vessel's Master, officers and crew and tankermen and the immediate supervisors of the foregoing, are to receive training and exhibit proficiency in such areas as including, but not limited to, mandatory compliance with the various federal and State laws concerning safety and hazardous materials (OSHA, USCG, Hawaii DOH, Hawaii
     DOT), oil transfer procedures, fire fighting, oil spill prevention, oil spill contingency planning, oil spill response and other emergency operations and such proficiency and state of readiness shall be assessed through a program of continuous planning review, periodic exercises and drills.


     TUG PERSONNEL: LICENSES/ENDORSEMENTS/QUALIFICATIONS
     ---------------------------------------------------

     The Master, officers and crew of any Tug providing service to Shipper shall have the appropriate licenses and endorsements, have received the appropriate experience and training for the seas, ports cargo and size and capability of the equipment employed in the performance of this Contract.

     In addition, such personnel are to continue to receive whatever further training and experience is required to ensure that towing operations are conducted in a safe, efficient and professional manner consistent with the highest standards in the industry.

     Inasmuch as the Master shall be held responsible for the quality of overall voyage operations, management and safety, it is a requirement that he have the appropriate USCG license and endorsement.

     The Master shall be appropriately qualified by education at a college level or at an accredited maritime academy and/or by the equivalent progressive experience in navigation, pilotage, engine room operations, vessel classes, making/breaking tow, barge mooring, cargo transfer operations and safety procedures and shall have experience and/or the appropriate formal training in such areas as hazardous materials operations, fire fighting, oil spill clean-up and mitigation and other situations requiring emergency response.

Contract of Private Carriage
Page 73 of 77


     Carrier agrees and understands that a Master appointed to any Tug used in service to Shipper under this Contract shall have demonstrated reliability, leadership, crew management ability and evidence the very highest regard for the safety of Vessel and its crew, Cargo and the environment.

     The Master of the Tug and at least one of the tankermen assigned to the Barge shall have completed a course of instruction in the Incident Command Systems conducted by the U.S. Coast Guard or other governmental agency. All personnel assigned to the Tug and Barge shall have completed a course in HAZWOPER instruction.

     Shipper may at any time require an audit of Carrier's compliance with this Contract and the policies and procedures required for the certification under the AWO Responsible Carrier Program, ISO 9000 and ISO 14000 (or standards which supersede them).

     TOW PERSONNEL, TRAINING AND PROFICIENCY
     ---------------------------------------

     The operators of the Barge providing service to Shipper shall have the appropriate certificates and endorsements, have received the appropriate experience and training for the seas, ports cargo and size and capability of the equipment employed in the performance of this Contract.

          In addition, such personnel are to continue to receive whatever further training and experience is required to ensure that towing operations are conducted in a safe, efficient and professional manner consistent with the highest standards in the industry. All tankermen assigned to the Barge shall be fully certificated by the U.S. Coast Guard and qualified for service aboard the Barge.

     Tankermen are to receive (as a minimum) training in the following subjects every 2 years or less:

          Company Policies and Procedures;
          First Aid;
          CPR;
          Confined Space Hazard Awareness;
          Injury prevention;
          Lock out/tag and procedures;
          HAZWOPER;
          Cargo knowledge / hazards;
          Federal and State regulations;
          Marine firefighting; and
          First Responder / spill mitigation.

Contract of Private Carriage
Page 74 of 77

     The following drills are to be conducted annually in conjunction with terminal personnel, USCG, spill cleanup firms and harbor authorities (as appropriate):

          Fire drill (each load port);
          Oil spill (each load port); and
          Personal injury.

     The Master of the Tug and at least one of the tankermen assigned to the Barge shall have completed a course of instruction in the Incident Command Systems conducted by the U.S. Coast Guard or other governmental agency. All personnel assigned to the Tug and Barge shall have completed a course in HAZWOPER instruction.

     Shipper may at any time require an audit of Carrier's compliance with this Contract and the policies and procedures required for the certification under the AWO Responsible Carrier Program, ISO 9000 and ISO 14000 (or standards which supersede them).

     Shipper may reject the assigned Master and/or the lead Tankerman for cause, upon 3 days notice to Carrier.

Contract of Private Carriage
Page 75 of 77

                                   EXHIBIT E

                       NO. 2 DIESEL OIL CHARACTERISTICS


     The No. 2 Diesel Oil to be transported hereunder shall have the following approximate characteristics:

--------------------------------------------------------------------------------
Specification Test
--------------------------------------------------------------------------------
 Item                  Units                 Limits            Method
--------------------------------------------------------------------------------
 Gravity @             Degrees API           30.0 Min.         D1298, or
 60 deg. F.            Specific Gravity      .88 Max.          D4052-86
--------------------------------------------------------------------------------
 Viscosity @           SSU                   32.6-40.1         D445, or
 100 deg. F.                                                   D2161
--------------------------------------------------------------------------------
 Pour Point            Degrees F.            35 Max.           D-97
--------------------------------------------------------------------------------
 Flash Point, PM       Degrees F.            150 Min.          D93
--------------------------------------------------------------------------------
 Ash                   PPM, Wt.              100 Max.          D482
--------------------------------------------------------------------------------
 Cetane Index                                40 Min.           D976
--------------------------------------------------------------------------------
 Carbon Residue, 10%   %, Wt.                0.35 Max.         D524
 Residuum
--------------------------------------------------------------------------------
 Sediment & Water      %, Vol.               0.05 Max.         D1796
--------------------------------------------------------------------------------
 Sulfur                %, Wt.                0.40 Max.         D1552, D2622, or
                                                               D4294
--------------------------------------------------------------------------------
 Distillation, 90%     Degrees F.            540-640           D86
 Recovered
--------------------------------------------------------------------------------
 Sodium + Potassium    PPM, Wt.              0.5 Max           D-3605
--------------------------------------------------------------------------------
 Nitrogen              PPM, Wt.              Report            D-4629
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Contract of Private Carriage
Page 76 of 77

                                   EXHIBIT F

                        NO. 6 FUEL OIL CHARACTERISTICS

     The No. 6 Fuel Oil to be transported hereunder shall have the following approximate characteristics:

--------------------------------------------------------------------------------
Specification Test
--------------------------------------------------------------------------------
 Item                   Units                Limits            Method
--------------------------------------------------------------------------------
 Gravity @              Degrees API          6.5 Min.          D1298, or
 60 deg. F.                                                    D4052-86
--------------------------------------------------------------------------------
 Viscosity @            SSU                  179 Min.          D445, or
 122 deg. F.                                 226 Max.          D2161
--------------------------------------------------------------------------------
 Pour Point             Degrees F.           55 Max.           D-97
--------------------------------------------------------------------------------
 Flash Point, PM        Degrees F.           150 Min.          D93
--------------------------------------------------------------------------------
 BS & W                 %, Vol               0.5 Max.          D1796
--------------------------------------------------------------------------------
 Sulfur                 %, Wt.               2.00 Max.         D1552, D2622, or
                                                               D4294
--------------------------------------------------------------------------------

Contract of Private Carriage
Page 77 of 77


                                   EXHIBIT G

                                 PORTS OF CALL



     LOADING PORTS:

          1.  Honolulu Harbor, Pier 30

          2.  Barber's Point Harbor, Pier 5 or 6

          3.  Tesoro SPM


     DISCHARGING PORTS:

          1.  Hilo

          2.  Kawaihae